UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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KKR & CO. INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KKR & Co. Inc.
9 West 57th Street, Suite 4200
New York, New York 10019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To Our Stockholders:

We hereby notify you that KKR & Co. Inc., a Delaware corporation (the “Company”), is holding its special meeting of stockholders (the “Special Meeting”) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, on Monday, January 28, 2019, at 9:00 a.m., Eastern Time. At the Special Meeting, Class A and Class C stockholders of the Company will be asked to:

1.	Approve the KKR & Co. Inc. 2019 Equity Incentive Plan

You can vote your shares at the Special Meeting if you were a holder of record of the Company’s Class A common stock or Class C common stock as of the close of business on December 5, 2018, the record date for the Special Meeting.

YOUR VOTE IS IMPORTANT

Whether or not you intend to attend the Special Meeting, you are requested to submit a proxy, either electronically via the internet, by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials, to ensure your shares are represented and voted at the Special Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested paper copies, the instructions are printed on your proxy card. Instructions are also described in the Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the closing of the polls at the Special Meeting, and stockholders who attend the meeting and who are entitled to vote may revoke any proxies they previously submitted by voting in person.

Sincerely,

/s/ David J. Sorkin
David J. Sorkin
General Counsel and Secretary

                  , 2018

This Notice of Special Meeting and Proxy Statement is first being distributed or made available, as the case may be, on or about                , 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 28, 2019: THIS PROXY STATEMENT IS AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

i

KKR & Co. Inc.
9 West 57th Street, Suite 4200
New York, New York 10019

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 28, 2019

This Proxy Statement is being furnished by and on behalf of the board of directors (the “Board”) of KKR & Co. Inc., a Delaware corporation (the “Company,” “KKR,” “we,” “us,” or “our”), in connection with our special meeting of stockholders (the “Special Meeting”).

The Special Meeting will be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 9:00 a.m., Eastern Time, on Monday, January 28, 2019. This Proxy Statement is first being distributed or made available to our stockholders on or about                , 2018. Our Class A and Class C stockholders will be asked to vote on the following proposal:

•	Proposal 1: Approve the KKR & Co. Inc. 2019 Equity Incentive Plan (the “Equity Plan Proposal”)

RECORD DATE AND QUORUM REQUIREMENTS

The close of business on December 5, 2018 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Our Class A common stock and Class C common stock are the only classes of securities entitled to vote on the proposal to be submitted for approval at the Special Meeting. Each share of Class A common stock held as of the Record Date entitles the holder thereof the right to one vote. Each holder of shares of Class C common stock outstanding as of the Record Date is entitled to a number of votes that are equal to the aggregate number of KKR Group Partnership Units (as defined below) held by such holder as of the Record Date. KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P. are together referred to as the “KKR Group Partnerships” in this Proxy Statement, and one Class A partner interest in each of the KKR Group Partnerships, when held together, represents one “KKR Group Partnership Unit.” As of the Record Date, there were a total of              shares of Class A common stock, and              shares of Class C common stock outstanding and entitled to vote at the Special Meeting, with the sole holder of the Class C common stock, KKR Holdings L.P. (“KKR Holdings”), having power over an aggregate of              votes based on its ownership of such same number of KKR Group Partnership Units. Class A common stock and Class C common stock will vote together as a single class. In addition, as required by the Company’s Certificate of Incorporation, the holder of our sole share of Class B common stock, KKR Management LLC (in such capacity, the “Class B Stockholder”), is expected to separately consent to the adoption of the KKR & Co. Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The general partner of KKR Holdings is controlled by our Co-Chairmen and Co-Chief Executive Officers, Henry R. Kravis and George R. Roberts. In addition, Messrs. Kravis and Roberts, when acting together as the designated members of the Class B Stockholder, control the Class B Stockholder.

The presence in person or by proxy of stockholders holding a majority of the voting power of the outstanding shares of the class or classes entitled to vote at the Special Meeting on any matter constitutes a quorum. Class A common stock and Class C common stock will not constitute separate classes for this purpose. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Abstentions will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting. Broker non-votes (which are shares held by a bank or broker that are not voted on a matter because the bank or broker did not receive voting instructions from the beneficial owner and the bank or broker does not have discretion to vote the shares) will not be considered present for the purpose of determining whether there is a quorum for the Special Meeting, as the proposal for consideration at the Special Meeting does not constitute a “routine matter” under the rules of the New York Stock Exchange (the “NYSE”) and brokers who do not receive instructions on how to vote on the proposal will not be entitled to vote those shares.

VOTING PROCEDURES

Voting in Person

If you attend the Special Meeting and plan to vote in person, first, you must satisfy the requirements for admission to the Special Meeting described in “Question and Answers about the Special Meeting and Voting” below. Then, if you are a stockholder of record as of the close of business on December 5, 2018, the Record Date, you must bring proof of identification along with your Notice and Access Card or proof of stock ownership. If your shares are held in “street name” by a broker, bank or other nominee, you may vote shares only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Special Meeting, we encourage you to authorize your voting instructions in advance by internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Special Meeting.

Shares Held in Street Name

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

Other Voting Procedures

If you are a stockholder of record, you may submit a proxy to vote your shares according to your voting instructions. Specifically, you may submit a proxy to vote:

•	By Internet - If you have Internet access, you may submit a proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.
•	By Telephone - If you have access to a touch-tone telephone, you may submit a proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by telephone.
•	By Mail - You may submit a proxy by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on Sunday, January 27, 2019, for the submission of proxies to vote shares held by stockholders of record.

Mailed proxy cards with respect to shares held of record must be received prior to the vote at the Special Meeting. In order to ensure that your vote is counted, we ask that you submit any proxy cards such that they are received no later than Friday, January 25, 2019.

A Note About Our Company

On July 1, 2018, we completed our conversion (the “Conversion”) from a Delaware limited partnership named KKR & Co. L.P. to a Delaware corporation named KKR & Co. Inc. We are now organized as a Delaware corporation with three classes of common stock outstanding: Class A common stock, Class B common stock and Class C common stock. Holders of our Class A common stock and Class C common stock generally have no voting rights, unless provided in our Certificate of Incorporation and Bylaws or required by Delaware law or the rules of the NYSE. As a result, practically all matters submitted to stockholders will be decided by the vote of the Class B Stockholder. Unlike most U.S. corporations, which must solicit a vote of their stockholders annually for matters including the election of directors, we plan to solicit our Class A common stockholders and Class C common stockholders to vote only under specific circumstances, including as required by the NYSE in connection with the adoption of certain equity compensation plans. Our Class A common stock and Class C common stock generally vote together as a single class. As a result, the holder of our Class C common stock, which has been issued to the holder of KKR Group Partnership Units, will vote on an equivalent basis with the holders of our Class A common stock on matters submitted to them for a vote. As of the Record Date, KKR Holdings owned              shares of Class C common stock and an equivalent number of KKR Group Partnership Units, representing approximately    % of the total combined voting power of the Class A common stock and Class C common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q.	Where and when will the Special Meeting be held?
A.	The meeting will be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 9:00 a.m., Eastern Time, on Monday, January 28, 2019. To obtain directions to the Special Meeting, please contact our Investor Relations department at 877-610-4910 or Investor-Relations@kkr.com.
Q.	Why am I being provided with these proxy materials?
A.	You are receiving proxy materials because you owned shares of our Class A common stock and/or our Class C common stock as of the close of business on December 5, 2018, the Record Date. We have made our proxy materials available to you on the internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of proxies for the matter to be voted on at the Special Meeting and at any adjournment or postponement thereof.
Q.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a paper copy of this Proxy Statement?
A.	The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish this Proxy Statement to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Stockholders will not receive paper copies of this Proxy Statement unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the internet this Proxy Statement. The Notice and Access Card also instructs you as to how to authorize via the internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of this Proxy Statement, you should follow the instructions for requesting such materials described in the Notice and Access Card.
Q.	Can I vote my shares by filling out and returning the Notice and Access Card?
A.	No. The Notice and Access Card identifies the items to be voted on at the Special Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card on how you would like your shares voted, sign the proxy card and return it in the envelope provided or submit a proxy to vote your shares by telephone or internet as provided above.
Q.	Do I need a ticket to be admitted to the Special Meeting?
A.	You will need your proof of identification along with either your Notice and Access Card or proof of stock ownership to enter the Special Meeting. If your shares are held beneficially in the name of a bank, broker or other nominee and you wish to be admitted to the Special Meeting, you must present proof of your stock ownership, such as a bank or brokerage account statement.
Q.	Do I also need to present identification to be admitted to the Special Meeting?
A.	Yes, all stockholders must present a form of personal identification in order to be admitted to the Special Meeting.

NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, LARGE BAGS, BRIEFCASES OR PACKAGES WILL BE PERMITTED AT THE SPECIAL MEETING.

Q.	How many votes are required to approve the proposal?

Approval of the Equity Plan Proposal requires the affirmative vote of a majority of votes properly cast at the Special Meeting (Class A common stock and Class C common stock will vote together as a same class). Approval of the 2019 Plan also requires the consent of the Class B Stockholder, which the Class B Stockholder is expected to separately provide.

Q.	What is a “broker non-vote”?
A.	A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Under current NYSE interpretations, your shares may not be voted on the Equity Plan Proposal if they are held in the name of a brokerage firm if you do not provide the brokerage firm with voting instructions, because the Equity Plan Proposal is not considered a “routine” matter under the NYSE rules for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners.
Q.	How are votes counted?
A.	With respect to the Equity Plan Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Each share of Class A common stock entitles the holder thereof the right to one vote. Each holder of shares of Class C common stock is entitled to a number of votes that are equal to the aggregate number of KKR Group Partnership Units held by such holder as of the Record Date. As of the Record Date, there were a total of shares of Class A common stock, and the sole holder of the Class C common stock, an entity controlled by our Co-Chairmen and Co-Chief Executive Officers, Henry R. Kravis and George R. Roberts, had power over an aggregate of votes based on its ownership of such same number of KKR Group Partnership Units. Class A common stock and Class C common stock will vote together as a single class.

In determining whether the Equity Plan Proposal received the requisite number of affirmative votes, abstentions are considered votes cast under current NYSE rules and entitled to vote and will have the same effect as a vote cast “against” the Proposal. Broker non-votes are not considered votes cast or entitled to vote and will have no effect on the proposal.

If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in favor of the Equity Plan Proposal in accordance with the recommendation of the Board.

Q.	Who will count the votes?
A.	Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
Q.	How does the Board recommend that I vote?
A.	Our Board recommends that you vote your shares “FOR” the approval of the 2019 Plan.
Q.	What if other matters come up at the Special Meeting?
A.	Under Delaware law, only those matters specified in the notice of any special meeting of stockholders may be transacted at such meeting. Accordingly, the Equity Plan Proposal is the only matter that will be brought before the Special Meeting.
Q.	What does it mean if I receive more than one Notice and Access Card?
A.	It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you submit a proxy to vote your shares by Internet or telephone, do so once for each Notice and Access Card you receive.
Q.	Can I change my vote or revoke my proxy?
A.	Yes. Whether you have submitted a proxy to vote by Internet, telephone or mail, if you are a stockholder of record, you may revoke your proxy and change your vote by:
•	sending a written revocation of your proxy, which revocation must be received prior to the vote at the Special Meeting;
•	submitting a subsequent proxy via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on Sunday, January 27, 2019;

•	submitting a properly signed proxy card with a later date that is received prior to the vote at the Special Meeting; or
•	by attending the Special Meeting and voting in person.

Proxy revocation notices should be sent to KKR & Co. Inc., 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: Secretary. New paper proxy cards should be sent to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote in person at the Special Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your attendance at the Special Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Q.	Who pays for this proxy solicitation?
A.	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers and employees of our affiliates in person or by telephone, electronic transmission and facsimile transmission. Such persons will receive no additional compensation for their solicitation. In addition, brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL 1: EQUITY PLAN PROPOSAL

APPROVAL OF THE KKR & CO. INC. 2019 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve the KKR & Co. Inc. 2019 Equity Incentive Plan, which was approved by our Board on November 1, 2018. In addition, the Class B Stockholder is expected to separately consent to the adoption of the 2019 Plan. We believe that the adoption of the 2019 Plan is in the best interests of the Company. The 2019 Plan is designed to promote the long-term financial interests and growth of the Company and its affiliates by providing equity-based incentive compensation to the directors, employees, consultants and other service providers of the Company or its affiliates.

Approval of the 2019 Plan is intended to enable us to continue granting equity awards, which is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to attracting highly skilled people in our highly competitive industry to become directors, officers, employees, consultants and other service providers and to encourage these individuals to continue their employment and service relationship with us. We use these awards to align the financial interests of such individuals with those of the Company. We believe that providing an equity stake in the future success of our business encourages such individuals to be highly motivated to achieve our long-term business goals and to increase stockholder value. Accordingly, we believe approving the 2019 Plan is in the best interest of our stockholders because equity awards help us:

•	attract, motivate and retain talented employees, officers, directors, consultants and other service providers;
•	align the financial interests of these directors, employees, consultants and other service providers with those of the Company and our stockholders; and
•	link compensation payable to directors, employees, consultants and other service providers with Company performance.

We strongly believe that the approval of the 2019 Plan will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.

If the Equity Plan Proposal is not approved by our stockholders, we will not be able to issue awards under the 2019 Plan and our ability to continue to issue equity-based incentive compensation to our directors, employees, consultants and other service providers will be limited to the shares available under the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan (the “2010 Plan”), which we believe will be insufficient to remain competitive with our peers or to recruit or retain our employees as we have in the past. Without equity awards or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for growth and development, and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based awards also directly align a portion of the compensation of our directors, employees, consultants and other service providers with the economic interests of us and our stockholders. If the Equity Plan Proposal is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.

If stockholders approve the 2019 Plan, (1) it will become effective on a date following such stockholder approval determined by the Executive Committee of our Board of Directors, (2) we will not make any further grants under the 2010 Plan after such date and (3) the 2019 Plan will become our only plan for providing new awards of equity-based incentive compensation to the directors, officers, employees, consultants and other service providers of the Company or its affiliates. The 2019 Plan will have a term of 10 years from the effective date. Outstanding awards under the 2010 Plan will remain outstanding, unchanged and subject to the terms of the 2010 Plan and the respective award agreements, until the vesting, expiration or lapse of such awards in accordance with their terms. On December 5, 2018, the closing sale price of our Class A common stock, as reported on the NYSE, was $    per share.

Overview of the 2019 Plan

The following summary of certain major features of the 2019 Plan is subject to the specific provisions contained in the full text of the 2019 Plan, set forth in Appendix A to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the 2019 Plan. To the extent that there is a conflict between this summary and the actual terms of the 2019 Plan, the terms of the 2019 Plan will govern.

Administration

The Board or a committee, or subcommittee, thereof will administer the 2019 Plan (the “Administrator”). The Administrator has the authority to make all decisions, determinations and interpretations with respect to the administration of the 2019 Plan, including determining who will receive awards under the 2019 Plan, the number of shares of Class A common stock underlying the awards and the terms and conditions of the awards, and is permitted, subject to applicable law, to delegate all or any part of its responsibilities and powers to any employee or employees selected by it in accordance with the terms of the 2019 Plan. The Board authorized its Executive Committee (consisting of Henry R. Kravis and George R. Roberts) to act as the Administrator under the 2019 Plan, provided that (i) the Executive Committee is not authorized to make grants with respect to the executive officers of the Company and (ii) the Board reserved the power and authority to act as the Administrator and to modify the power and authority of the Executive Committee under the 2019 Plan.

Class A Common Stock Subject to the 2019 Plan

As of the effective date of the 2019 Plan, a number of shares of Class A common stock equal to fifteen percent (15%) of the aggregate of the shares of Class A Common Stock and KKR Group Partnership Units (excluding KKR Group Partnership Units held by the Company or its wholly-owned subsidiaries) outstanding at the close of business on the last day of the last completed fiscal quarter of the Company immediately preceding the effective date of the 2019 Plan will be available for issuance in respect of outstanding awards and the grant of future awards, in each case, under the 2019 Plan. Thereafter, beginning in 2020 and continuing with each of our subsequent fiscal years occurring thereafter, the aggregate number of shares of Class A common stock available under the 2019 Plan will be increased, on the first day of each such fiscal year, by a number of shares of Class A common stock equal to the positive difference, if any, between (x) 15% of the number of shares of Class A common stock and KKR Group Partnership Units (excluding KKR Group Partnership Units held by the Company or its wholly-owned subsidiaries) outstanding (together, “Diluted Class A Shares”) at the close of business on the last day of the immediately preceding fiscal year minus (y) the number of shares of Class A common stock available for issuance in respect of outstanding awards and the grant of future awards, in each case, under the 2019 Plan as of the last day of such year, unless the Administrator in its sole discretion should decide to increase the number of shares of Class A common stock available under the plan by a lesser amount on any such date. As a result, on the first day of each fiscal year beginning in 2020, the number of shares of Class A common stock available for issuance of future awards under the 2019 Plan will be adjusted upwards to 15% of the number of Diluted Class A Shares at the close of business on the last day of the immediately preceding fiscal year, minus the number of shares underlying any outstanding equity awards granted under the 2019 Plan that have not yet been delivered upon vesting. Therefore, we expect that the number of shares of Class A common stock available for issuance of future awards under the 2019 Plan will increase at the beginning of each fiscal year compared to the end of the immediately preceding fiscal year if, during the immediately preceding year, there has been (i) any increase in the aggregate number of Class A common stock and KKR Group Partnership Units outstanding or (ii) any delivery of underlying shares upon vesting of outstanding equity awards under the 2019 Plan. As of the Record Date, 15% of the number of Diluted Class A Shares would equal approximately                 shares of Class A Common Stock.

Awards may be made under the 2019 Plan in connection with the assumption of, or in substitution for, outstanding awards previously granted by any entity acquired by us or with which we combine. The number of shares of Class A common stock underlying such assumed or substitute awards will reduce the shares available under the 2019 Plan.

Persons Eligible to Participate

Our directors, officers, employees, consultants and other service providers and those of our affiliates are eligible to participate in the 2019 Plan. As of December 5, 2018, 12 directors, approximately     employees (including our executive officers), and approximately     consultants and other service providers would have been eligible to participate in the 2019 Plan.

Restricted Stock Units and Other Equity-Based Awards

The Administrator may grant or sell awards of restricted stock units, Class A common stock, restricted Class A common stock, deferred restricted Class A common stock, phantom restricted Class common stock, or any other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of the Class A common stock. Any of these or other equity-based awards may be in such form, and dependent on such conditions, as the Administrator determines, including the right to receive, or vest with respect to, one or more shares of Class A common stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The Administrator may determine whether any such equity-based awards will be payable in cash, shares of Class A common stock or other assets or a combination of cash, Class A common stock and other assets.

Options and Stock Appreciation Rights

The Administrator may award non-qualified stock options and stock appreciation rights under the 2019 Plan. Options and stock appreciation rights granted under the 2019 Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Administrator at the time of grant, but no option or stock appreciation right will be exercisable for a period of more than ten years after it is granted. The exercise price per share will be determined by the Administrator, provided that options and stock appreciation rights granted to participants who are U.S. taxpayers will not be granted with an exercise price less than 100% of the fair market value per share of the Class A common stock on the date of grant. To the extent permitted by the Administrator, the exercise price of an option may be paid in cash or its equivalent, in shares of Class A common stock having a fair market value equal to the aggregate exercise price and satisfying such other requirements as may be imposed by the Administrator, partly in cash and partly in shares of Class A common stock or through a brokered exercise or net settlement in shares of Class A common stock. As determined by the Administrator, stock appreciation rights may be settled in shares of Class A common stock, cash or any combination thereof.

Effect of Certain Events on 2019 Plan and Awards.

In the event of any extraordinary Class A common stock distribution or split, recapitalization, rights offering, split-up or spin-off or any other event that constitutes an “equity restructuring” (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718) with respect to the Class A common stock, the Administrator will, in such manner it determines appropriate or desirable, adjust any or all of (i) the number of shares of Class A common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted under the 2019 Plan, and (ii) the terms of outstanding awards, including (A) the number of shares of Class A common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards relate, (B) the exercise price of any option or stock appreciation right and (C) any performance targets or other applicable terms.

In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of the Class A common stock or other securities of the Company, issuance of warrants or other rights to purchase Class A common stock or other securities of the Company, or other similar corporate transaction or event that affects the Class A common stock such that an adjustment is determined by the Administrator to be appropriate or desirable, the Administrator will make such substitution or adjustment, as it deems to be equitable as to (i) the number of shares of Class A common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted under the 2019 Plan, and (ii) the terms of any outstanding award, including (A) the number of shares of Class A common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards relate, (B) the exercise price of any option or stock appreciation right and (C) any performance targets or other applicable terms.

In the event of a change in control of the Company, the Administrator may (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award; (B) cancel such awards for fair value (as determined by Administrator) which, in the case of options and stock appreciation rights, may equal the excess of the value of the consideration to be paid in the change in control transaction to holders of the same number of shares of Class A common stock subject to such options or stock appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the Class A common stock subject to such options or stock appreciation rights) over the aggregate exercise price of such options or stock appreciation rights; (C) provide that any options or stock appreciation rights having an exercise price per share of Class A common stock that is greater than the per share value of the consideration to be paid in the change in control transaction to a holder of a share of Class A common stock will be cancelled without payment of any consideration therefor; (D) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2019 Plan, as determined by the Administrator; or (E) provide that for a period of at least 15 days prior to the change in control, such options or stock appreciation rights will be exercisable as to all shares subject thereto and that upon the occurrence of the change in control, such options or stock appreciation rights will terminate.

Amendment and Termination

The Board may amend, alter, or discontinue the 2019 Plan or any outstanding award thereunder at any time; provided, however, that no such amendment, alteration, or discontinuation may be made without a participant’s consent if such action would materially diminish the rights of any participant under any award granted under the 2019 Plan, except that the Administrator may without the Participant’s consent (i) amend the 2019 Plan or any outstanding award in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code of 1986, as amended (the “Code”) or other applicable laws and to avoid certain adverse tax consequences to us or to participants and (ii) amend any outstanding awards in a manner that is not adverse (other than in a de minimis manner) to a participant (except for adjustments in connection with certain corporate events or as is otherwise contemplated pursuant to the terms of the award), without the participant’s consent.

Certain Interests of Directors

In considering the recommendation of the Board with respect to the approval of the 2019 Plan, stockholders should be aware that, as discussed above, directors and officers are eligible to receive awards under the 2019 Plan. The Board recognizes that approval of this proposal may benefit our directors and their successors.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences applicable to non-qualified stock options granted under the 2019 Plan based on current U.S. federal income tax laws. The 2019 Plan is not qualified under Section 401(a) of the Code. This summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to us. The provisions of the Code and regulations thereunder relating to these matters are complicated and may change, and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and we will be entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss of the participant. If the options are exercised and the shares acquired are sold on the same date, generally, the difference between the option exercise price paid for the shares and the sale price is recognized as ordinary income, and no capital gain or loss is reported. If required, we will withhold income tax from the participant on the income recognized by the participant upon exercise of a nonqualified stock option.

Vote Required and Board Recommendation

The affirmative vote of a majority of votes properly cast at the Special Meeting (Class A common stock and Class C common stock voting together as a same class) is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2019 PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Class A common stock and our Class C common stock are generally non-voting and are not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as expressly provided in our certificate of incorporation, bylaws or required by Delaware law or the rules of the NYSE. The Class B common stock is voting and is entitled to one vote per share on any matter that is submitted to a vote of our stockholders generally. There is only one share of Class B common stock outstanding, which is held by KKR Management LLC, as the Class B Stockholder. Our founders, Henry R. Kravis and George R. Roberts, who also serve as our Co-Chairmen and Co-Chief Executive Officers, are the designated members of the Class B Stockholder and control the Class B Stockholder when acting together.

The following table sets forth, as of November 16, 2018, the beneficial ownership of our Class A common stock and KKR Group Partnership Units that are, together with shares of our Class C common stock, exchangeable for our Class A common stock by:

•	each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company based on our review of filings with the SEC;
•	each of the directors, persons chosen to become a director and named executive officers of the Company; and
•	the directors and executive officers of the Company as a group.

The numbers of shares of Class A common stock and KKR Group Partnership Units and shares of Class C common stock outstanding and the percentage of beneficial ownership are based on 532,515,550 shares of Class A common stock issued and outstanding and 299,081,239 KKR Group Partnership Units that, together with shares of our Class C common stock, are exchangeable for shares of Class A common stock as of November 16, 2018. Beneficial ownership is in each case determined in accordance with the rules of the SEC, and includes equity securities of which that person has the right to acquire beneficial ownership within 60 days of November 16, 2018. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

	Class A Common Stock Beneficially Owned(1)			KKR Group Partnership Units and Class C Common Stock Beneficially Owned(1)(2)		Percentage of Combined Class A and Class C Beneficial Ownership(4)
Name(3)	Number	Percent		Number	Percent
KKR Holdings(5)	2,677		*	299,081,239	100.0%	36.0%
ValueAct Capital MFB Holdings, L.P.(6)	49,700,000	9.3%		—	—	6.0
FMR LLC(7)	33,735,482	6.3		—	—	4.1
Henry R. Kravis(5)(8)(9)	16,965,126	3.2		299,081,239	100.0	38.0
George R. Roberts(5)(8)(9)	12,858,598	2.4		299,081,239	100.0	37.5
Joseph Y. Bae(10)	1,711,649		*	7,665,735	2.6	1.1
Scott C. Nuttall(10)	1,639,936		*	10,851,555	3.6	1.5
Mary N. Dillon	481		*	—	—		*
David C. Drummond	32,339		*	—	—		*
Joseph A. Grundfest	66,955		*	—	—		*
John B. Hess	140,555		*	—	—		*
Xavier Niel	4,022		*	—	—		*
Patricia F. Russo	59,955		*	—	—		*
Thomas M. Schoewe	67,555		*	—	—		*
Robert W. Scully	121,955		*	—	—		*
William J. Janetschek	266,124		*	3,020,000	1.0		*
David J. Sorkin	321,407		*	3,093,593	1.0		*
Todd A. Fisher	1,711,302		*	7,968,035	2.7	1.2
Directors and executive officers as a group (14 persons)	29,586,814	5.6%		299,081,239	100.0%	39.5%
*	Less than 1.0%.

(1)	KKR Group Partnership Units held by KKR Holdings are exchangeable (together with the corresponding shares of Class C common stock) for our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for splits, stock dividends and reclassifications and in compliance with lock-up, vesting and transfer restrictions. Beneficial ownership of KKR Group Partnership Units and Class C common stock reflected in this table has not also been reflected as beneficial ownership of our Class A common stock for which such KKR Group Partnership Units and Class C common stock may be exchanged.
(2)	On any matters that may be submitted to a vote of the holders of Class A common stock, our Class C common stock provides its holders with a number of votes that is equal to the aggregate number of KKR Group Partnership Units that such holders hold and entitle such holders to participate in the vote on the same basis as the holders of Class A common stock.
(3)	The address of each director and executive officer is 9 West 57th Street, Suite 4200, New York, New York 10019.
(4)	This column assumes the exchange of KKR Group Partnership Units and Class C common stock beneficially owned into shares of Class A common stock and a number of outstanding shares of Class A common stock calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(5)	KKR Holdings owns, beneficially or of record, an aggregate of 2,677 shares of Class A common stock and 299,081,239 exchangeable KKR Group Partnership Units and shares of Class C common stock. Our principals hold interests in KKR Holdings that will entitle them to participate in the value of the KKR Group Partnership Units held by KKR Holdings. KKR Holdings is a limited partnership that is controlled by KKR Holdings GP Limited, its sole general partner, which has investment control over all KKR Group Partnership Units, shares of Class C common stock and shares of Class A common stock held by KKR Holdings and voting control over all shares of Class C common stock held by KKR Holdings. Messrs. Kravis and Roberts, by virtue of their rights under the organizational documents of KKR Holdings GP Limited (the general partner of KKR Holdings), may be deemed to share dispositive and/or voting power with respect to the KKR Group Partnership Units, shares of Class C common stock and shares of Class A common stock held by KKR Holdings. Each of Messrs. Kravis and Roberts disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by him, except to the extent of his own pecuniary interest therein. Mr. Kravis disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by him, except with respect to 72,814,740 KKR Group Partnership Units in which he and certain related entities he controls have a pecuniary interest. Mr. Roberts disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by him, except with respect to 80,277,805 KKR Group Partnership Units in which he and certain related entities he controls have a pecuniary interest. The address of KKR Holdings is 9 West 57th Street, Suite 4200, New York, New York 10019.
(6)	Based on a Form 4 filed with the SEC on February 13, 2018 and a Schedule 13D/A filed with the SEC on November 29, 2017, shares of Class A common stock reported as beneficially owned by ValueAct Capital MFB Holdings, L.P. are also reported as indirectly beneficially owned by (i) ValueAct Capital Master Fund, L.P. as sole limited partner of ValueAct Capital MFB Holdings, L.P., (ii) VA Partners I, LLC as general partner of ValueAct Capital MFB Holdings, L.P. and ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iv) ValueAct Capital Management, LLC as general partner of ValueAct Capital Management, L.P., (v) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (vi) ValueAct Holdings GP, LLC as general partner of ValueAct Holdings, L.P. ValueAct Capital MFB Holdings, L.P. is reported as having shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, such shares of Class A common stock, with VA Partners I, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC. The address of these beneficial owners is One Letterman Drive, Building D, Fourth Floor, San Francisco, California 94129.
(7)	Based on a Schedule 13G/A filed with the SEC on February 13, 2018, FMR LLC and Abigail P. Johnson may be deemed to beneficially own and have the sole power to dispose or to direct the disposition of 33,735,482 shares of Class A common stock. The address of these beneficial owners is 245 Summer Street, Boston, Massachusetts 02210.
(8)	KKR MIF Fund Holdings L.P. owns, beneficially or of record, an aggregate of 1,028,156 shares of Class A common stock. The sole general partner of KKR MIF Fund Holdings L.P. is KKR MIF Carry Holdings L.P. The sole general partner of KKR MIF Carry Holdings L.P. is KKR MIF Carry Limited. Each of KKR MIF Carry Holdings L.P. (as the sole general partner of KKR MIF Fund Holdings L.P.); KKR MIF Carry Limited (as the sole general partner of KKR MIF Carry Holdings L.P.); KKR Index Fund Investments L.P. (as the sole shareholder of KKR MIF Carry Limited); KKR IFI GP L.P. (as the sole general partner of KKR Index Fund Investments L.P.); KKR IFI Limited (as the sole general partner of KKR IFI GP L.P.); KKR Fund Holdings L.P. (as the sole shareholder of KKR IFI Limited); KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.); KKR Group Holdings Corp. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited); KKR & Co. Inc. (as the sole shareholder of KKR Group Holdings Corp.); and KKR Management LLC (as the controlling shareholder of KKR & Co. Inc.) may be deemed to be the beneficial owner of the securities. Messrs. Kravis and Roberts are the designated members of KKR Management LLC and may be deemed to share dispositive power with respect to the shares of Class A common stock held by KKR MIF Fund Holdings L.P. Each of Messrs. Kravis and Roberts disclaims beneficial ownership of the securities.
(9)	KKR Reference Fund Investments L.P. owns, beneficially or of record, an aggregate of 3,639,010 shares of Class A common stock. The sole general partner of KKR Reference Fund Investments L.P. is KKR IFI GP L.P. Each of KKR IFI GP L.P. (as the sole general partner of KKR Reference Fund Investments L.P.); KKR IFI Limited (as the sole general partner of KKR IFI GP L.P.); KKR Fund Holdings L.P. (as the sole shareholder of KKR IFI Limited); KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.); KKR Group Holdings Corp. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited); KKR & Co. Inc. (as the sole shareholder of KKR Group Holdings Corp.); and KKR Management LLC (as the controlling shareholder of KKR & Co. Inc.) may be deemed to be the beneficial owner of the securities. Messrs. Kravis and Roberts are the designated members of KKR Management LLC and may be deemed to share dispositive power with respect to the shares of Class A common stock held by KKR MIF Fund Holdings L.P. Each of Messrs. Kravis and Roberts disclaims beneficial ownership of the securities.

EXECUTIVE COMPENSATION

Due to the fact that the Equity Plan Proposal relates to a compensation plan in which executive officers and directors of the Company will participate, the Company is required under applicable disclosure rules to furnish certain executive compensation information related to our last completed fiscal year. As such, this section is based on the Compensation Discussion and Analysis information and related compensation tables that were included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation program has three primary objectives: (1) to attract, motivate and retain our employees, (2) to align their interests with those of our stockholders and fund investors and (3) to reinforce our culture and values.

Our employees. Our business is dependent on the services of our employees, including our named executive officers. Among other things, we depend on their ability, where applicable, to find, select and execute investments, manage and improve portfolio company operations, find and develop relationships with fund investors and other sources of capital, find, select and execute capital markets opportunities, and provide other services, and we cannot compete effectively without their continued employment with us. Therefore, it is important that our key employees are compensated in a manner that motivates them to excel consistently and encourages them to remain with the firm.

Alignment of interests. Management equity ownership in the businesses in which we invest has been a guiding principle throughout our firm’s history, and we apply that principle to ourselves: every employee of the firm is expected to have an equity interest in KKR. This equity ownership serves to align the interests of our employees with those of our stockholders. In addition, because we invest in and alongside our investment funds and have a carry pool from which we can allocate to our employees 40% or 43%, as applicable, of the carried interest that we generate through our business, we believe that our employees’ interests are also aligned with those of our investors in the funds, vehicles and accounts that we manage, which in turn benefits our stockholders. Our carry pool is supplemented by allocating for compensation 40% or 43%, as applicable, of the incentive fees that do not constitute carried interest that are earned from investment funds and certain management fee refunds.

Culture and values. One of our most important values is our “one-firm” approach with shared responsibility and success, and we also subscribe to a culture of meritocracy and fairness. Therefore, compensation is based on the performance of the firm as a whole as well as on an individual’s contributions to the firm. For example, we do not compensate people based merely on an individual’s accomplishments in relation to the profits and losses of his or her business unit. In addition, we conduct, at least annually, an evaluation process based on input from a wide range of persons regarding each employee’s contribution to the firm, including his or her commitment to the firm’s culture and values. We believe that using this kind of an evaluation process also promotes a measure of objectivity as a balance to a single manager’s judgment.

We refer to our two Co-Chief Executive Officers (Henry Kravis and George Roberts), our two Co-Presidents/Co-Chief Operating Officers (Joseph Bae and Scott Nuttall), our Chief Financial Officer (William Janetschek), our General Counsel (David Sorkin) and our former Chief Administrative Officer (Todd Fisher) as our “named executive officers.” Messrs. Bae and Nuttall were appointed as our Co-Presidents and Co-Chief Operating Officers on July 16, 2017, and Mr. Fisher left the firm on December 29, 2017 to pursue a career outside the investment industry. We believe that the elements of compensation discussed below for our named executive officers serve these primary objectives. We are not generally required to conduct an annual say-on-pay or periodic say-on-frequency votes as provided in the Dodd Frank Wall Street Reform and Consumer Protection Act as we do not generally plan to file proxy statements for the annual election of directors. However, we intend periodically to review the elements of our compensation, and we may make changes to the compensation structure relating to one or more named executive officers based on the outcome of such reviews from time to time.

KKR Holdings

Each of our named executive officers holds interests in our business through KKR Holdings, which is the entity that indirectly owns all of the outstanding KKR Group Partnership Units that are not allocable to us.

KKR Holdings units are, subject to certain restrictions, exchangeable for shares of our Class A common stock, on a one-for-one basis, and generally cannot be sold to third parties for monetary value unless they are first exchanged for our Class A common stock. Because KKR Holdings units are exchangeable for our Class A common stock, we believe that our named executive officers’ interests are aligned with those of our stockholders.

KKR Holdings, from time to time, receives distributions that are made on KKR Group Partnership Units that are held by it. To the extent such distributions are received on KKR Group Partnership Units that underlie any KKR Holdings units held by our named executive officers that have satisfied their respective vesting requirements, if any, at the time distributions are declared on the underlying KKR Group Partnership Units, such distributions will be allocated and further distributed to the named executive officers as and when received. To the extent that such distributions are made on KKR Group Partnership Units underlying any KKR Holdings units that have not satisfied all vesting requirements at the time distributions are declared on the underlying KKR Group Partnership Units, such distributions may be allocated or otherwise applied in such amounts and in such manner as our Co-Chief Executive Officers, acting through the general partner of KKR Holdings, may determine. See “—Compensation Elements—Year-End Bonus Compensation” for a description of these grants. As of September 30, 2018, less than 0.2 million KKR Holdings units remain unallocated.

In 2017, our named executive officers received distributions on their vested KKR Holdings units, as well as common units of KKR & Co. L.P., and because these distributions are not considered to be compensation, they have not been reported in the Summary Compensation Table.

Compensation Elements

Base Salary

For 2017, each of our named executive officers was paid an annual salary of $300,000. We believe that the base salary of our named executive officers should typically not be the most significant component of total compensation. Our Co-Chief Executive Officers determined that this amount was a sufficient minimum base salary for our named executive officers and decided that it should be the same for all named executive officers. We are responsible for funding this base salary.

Year-End Bonus Compensation

Our Co-Chief Executive Officers did not receive any year-end bonus compensation in 2017. They have decided at this time not to receive any bonus from us or from KKR Holdings in excess of distributions payable with respect to their KKR Holdings units. Instead, they have decided that year-end bonus payments from KKR Holdings for 2017 should be made to our other employees in order to motivate and retain them for the benefit of the firm. See also “—KKR Holdings Units and Restricted Equity Units” and “—Other Compensation” below for KKR Holdings units granted to our Co-Chief Executive Officers in November 2017 and certain incidental benefits provided by the firm.

In 2017, our Co-Presidents/Co-Chief Operating Officers, Chief Financial Officer, General Counsel and former Chief Administrative Officer were awarded additional year-end compensation as bonus payments that were determined by our Co-Chief Executive Officers. Our Co-Chief Executive Officers made their subjective determinations by assessing our overall performance and the contributions that our Co-Presidents/Co-Chief Operating Officers, Chief Financial Officer, General Counsel and former Chief Administrative Officer made to our development and success, as a firm, during the year. Certain factors that were considered when determining the size of the bonus payments for our Co-Presidents/Co-Chief Operating Officers, Chief Financial Officer, General Counsel and former Chief Administrative Officer include (i) their respective contributions and accomplishments in 2017 in terms of driving commercial results for the firm, leading and managing people, and living the firm's values; (ii) their respective performance and contributions relative to other senior employees at the firm, (iii) their respective performance and contributions in 2017 as compared to the prior year and (iv) the overall financial performance of the firm in 2017 as compared to the prior year based on certain financial measures considered by management, including but not limited to distributable earnings. More specifically, in assessing Mr. Bae and Mr. Nuttall's contributions, our Co-Chief Executive Officers considered their services as newly appointed Co-Presidents/Co-Chief Operating Officers and their day-to-day management of the firm’s operations, as well as their joint leadership roles in executing and implementing KKR’s strategy in its global private equity, real assets, credit, capital markets and capital raising businesses together with its corporate development and balance sheet initiatives. In assessing Mr. Janetschek’s contributions, they considered his service as the Chief Financial Officer and his leadership and oversight of our finance, tax and accounting functions and related operations and his role with respect to strategic initiatives undertaken by the firm. In assessing Mr. Sorkin’s contributions, they considered his leadership and oversight of our global legal and compliance functions and his role with respect to the strategic initiatives undertaken by the firm. Finally, in assessing Mr. Fisher’s contributions, they considered his service as the firm’s Chief Administrative Officer, his role in overseeing the growth and operations of the firm, his leadership in the performance of our real estate business and the strategic direction of the firm generally. The firm experienced stronger performance in 2017 compared to the prior year, supported by a notable increase in revenues year-over-year, greater AUM raised and greater capital deployed. Based on the firm’s positive 2017 results and the individual contributions described above, the aggregate size of the bonus granted to the named executive officers with respect to 2017 was higher relative to the total bonus granted with respect to 2016. In making these determinations, our Co-Chief Executive Officers consulted with certain of our senior employees and, with respect to the determinations for our Chief Financial Officer and General Counsel, considered the recommendations by our Co-Presidents/Co-Chief Operating Officers. We believe that the discretion permitted to our Co-Chief Executive Officers permits them to award bonus compensation in an amount they determine to be necessary to motivate and retain these named executive officers. Because the restricted equity units associated with the deferred equity bonus were made after December 31, 2017, they do not appear in the tables below, but will appear in the tables for the year ended December 31, 2018.

Once the bonus amount is determined, the bonus amount is divided into cash compensation and, for our named executive officers (other than our Co-Chief Executive Officers and our former Chief Administrative Officer, who did not receive any deferred equity bonus compensation), a recommendation to the Board for an award of deferred equity bonus compensation and, in some years, additional equity compensation. The amount of deferred equity bonus compensation for our principals is calculated using a graduated range of percentages applied to different incremental amounts of total salary and bonus compensation ranging from 5% to 50%. In addition, senior employees including our named executive officers are eligible, in some years, for additional equity compensation without reference to the graduated range of percentages. Grants of additional equity compensation may be made to our named executive officers in order to deliver a total bonus compensation determined by our Co-Chief Executive Officers as described above, less the cash compensation and deferred equity bonus. No grants of additional equity compensation were made to our named executive officers in connection with 2017 year-end bonus compensation. See also “—KKR Holdings Units and Restricted Equity Units” below for KKR Holdings units and restricted equity units granted to certain named executive officers in November 2017.

The cash bonus amounts paid to our Co-Presidents/Co-Chief Operating Officers, our Chief Financial Officer, our General Counsel and our former Chief Administrative Officer for 2017 are reflected in the Bonus column of the 2017 Summary Compensation Table below.

The portion of the year-end bonus payment granted to our named executive officers as 2017 deferred equity bonus compensation (other than our Co-Chief Executive Officers and our former Chief Administrative Officer, who received none) consists of grants of equity awards issued under the 2010 Plan. These equity awards are restricted equity units that may be settled for shares of Class A common stock on a one-for-one basis. See below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Terms of Restricted Equity Units” for more information. We call these equity grants “deferred” equity bonus compensation, because our named executive officers’ ability to monetize them into cash is deferred to the future when the vesting provisions (and any applicable transfer restrictions) discussed below lapse.

The number of restricted equity units granted to our named executive officers as deferred equity bonus compensation (other than our Co-Chief Executive Officers and our former Chief Administrative Officer, who received none) is determined by the Board. As part of 2017 year-end bonus compensation, the Board approved the following grants: 286,042 restricted equity units to each of our Co-Presidents/Co-Chief Operating Officers, 61,259 restricted equity units to our Chief Financial Officer and 61,259 restricted equity units to our General Counsel, in each case as deferred equity bonus compensation. The number of restricted equity units was determined by dividing the dollar amount of deferred equity bonus compensation recommended by the Co-Chief Executive Officers to the Board by the average closing price of the common units of KKR & Co. L.P. over the ten trading days ending December 1, 2017. The restricted equity units that were granted as deferred equity bonus compensation in respect of 2017 year-end bonus compensation are subject to a three-year service-based vesting condition (with the first vesting event occurring on April 1, 2019). The restricted equity units for the deferred equity bonus are not subject to additional transfer restrictions after vesting or any minimum retained ownership requirement. Because these grants were made after December 31, 2017 and the associated restricted equity units are generally issued in the first quarter of the following year, they do not appear in the tables below, but will appear in the tables for the year ended December 31, 2018.

Our named executive officers along with other employees at the firm may be eligible for additional equity compensation awards based on their performance and contributions during the year as described above. Grants of additional equity compensation made in February 2015 for 2014 year-end compensation are reflected in the Summary Compensation Table. While no additional equity compensation was granted to our named executive officers in connection with any of 2017, 2016 or 2015 year-end bonus compensation, these additional equity compensation awards may become a component of our annual year-end bonus determination for our named executive officers in the future. See “—KKR Holdings Units and Restricted Equity Units” below for KKR Holdings units and restricted equity units granted to certain named executive officers in 2017.

KKR Holdings Units and Restricted Equity Units

Certain of our named executive officers also received allocations or grants of KKR Holdings units and restricted equity units that are not part of the annual compensation program, as determined by the general partner of KKR Holdings and the Board, as applicable. KKR Holdings units are, subject to certain restrictions, exchangeable for shares of our Class A common stock, on a one-for-one basis. The restricted equity units are also settled for shares of our Class A common stock, on a one-for-one basis, and subject to tax withholding, once the applicable vesting provisions are satisfied. The size of the allocations and grants were determined in light of the remaining KKR Holdings units available to be granted to them and other senior employees of the firm and taking into consideration the roles and responsibilities of each named executive officer, including their view of each officer's potential impact on future firm performance, growth and strategic initiatives.

On November 2, 2017, the conflicts committee of the Board consented to the allocation by KKR Holdings of 2,500,000 KKR Holdings units to each of Messrs. Kravis and Roberts. Also on November 2, 2017, in connection with the appointment of Messrs. Bae and Nuttall as our Co-Presidents/Co-Chief Operating Officers, the Board consented to the allocation by KKR Holdings of 4,850,000 KKR Holdings units to each of Messrs. Bae and Nuttall and authorized grants of 4,000,000 restricted equity units to each of Messrs. Bae and Nuttall.

The KKR Holdings units (but not the restricted equity units) allocated to our Co-Chief Executive Officers and Co-Presidents/Co-Chief Operating Officers were already outstanding but previously unallocated units, and consequently these allocations did not increase the number of KKR Holdings units outstanding or our outstanding Class A common stock on a fully-diluted basis. If and when vested, these KKR Holdings units would not dilute our ownership interests in the KKR Group Partnerships. The objectives of the allocations and grants were (1) to provide incremental long-term economic incentives to our Co-Presidents/Co-Chief Operating Officers in connection with their appointment as such in July 2017 and (2) to grant our co-founders practically all of the remaining unallocated KKR Holdings units that were previously reserved for future allocations to provide additional incentives for them to spend time externally on investor, corporate and other relationships and internally on investments, strategy, culture and mentoring, including providing guidance and oversight for our Co-Presidents/Co-Chief Operating Officers. It was also recognized that our co-founders did not receive any equity grants or allocations since the acquisition of the assets and liabilities of KKR & Co. (Guernsey) L.P. (formerly known as KKR Private Equity Investors, L.P.) on October 1, 2009 (the “KPE Transaction”), at which time they could have assigned a larger equity interest in KKR Holdings for themselves. We believe these allocations and grants will further align these named executive officers’ interests with those of our stockholders. For the terms of these allocations and grants, see below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Terms of KKR Holdings Units” and “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Terms of Restricted Equity Units.”

Carried Interest

We allocate 40% or 43%, as applicable, of the carried interest that we earn to a carry pool, from which our employees and selected other individuals are eligible to receive a carried interest allocation. The percentage of carried interest allocable to the carry pool may be amended with the approval of a majority of our independent directors. Our carry pool is supplemented by allocating for compensation 40% or 43%, as applicable, of the incentive fees that do not constitute carried interest that are earned from investment funds. Carry pool allocations for the named executive officers are made by first determining a total dollar value for the named executive officer’s interest in the carry pool. Due to their unique status as co-founders of our firm, our Co-Chief Executive Officers determine their own allocation from the carry pool. To make this total dollar value determination for the other named executive officers, our Co-Chief Executive Officers take into consideration the executive officer's involvement with investments and impact on the portfolio, the size of the executive officer’s bonus as well as the recommendations by our Co-Presidents/Co-Chief Operating Officers and other factors similar to those considered when determining the size of the bonus, as described under “—Year-End Bonus Compensation.” However, the total dollar value available to be allocated to the named executive officers and other employees is limited by the total amount of investments made by our investment funds during the fiscal year, and executive officers and other employees may not be allocated any dollar value of carry in any given year. For our older funds, carry pool allocations were determined based on a percentage applied on an investment-by-investment basis. After a total dollar value, if any, for each named executive officer is determined, such dollar value was then divided by the total allocable dollar value of investments made by our funds for the year, which yielded a certain percentage for the named executive officer. This percentage was then applied consistently to each investment made during the year. Because the size of each investment was different, the nominal amount of the carry pool allocation differed by investment, although the percentage applied to each investment was consistent. For our more recent funds, carry pool allocations are determined based on a percentage applied on a fund-by-fund basis. The dollar value, if any, for each named executive officer is determined and then allocated to the applicable funds, and such dollar value is then divided by the total allocable dollar value of investments made by that fund for the year to yield a percentage for that particular fund. If carry is paid prior to the end of a fund’s investment period, this percentage is applied at that time. At the end of the investment period, an adjustment would be made to account for any difference in percentages applied at the times carry was paid during the investment period (taking vesting into account) and the percentage determined for a particular fund based on the total dollar values allocated to the named executive officer for such fund divided by the total allocable dollars invested during the entire investment period of such fund.

A portion of the carried interest that is available for allocation to our employees is not immediately allocated when it becomes available and is instead reserved. This reserved carried interest is later allocated to a discrete number of employees when it is determined that they deserve additional carried interest allocations based on their performance or pursuant to a matching program based on personal commitments made to an investment or a fund. The carried interest allocated to the carry pool is maintained and administered by KKR Associates Holdings L.P., which, similar to KKR Holdings, is not a subsidiary of ours. Allocations are determined by our Co-Chief Executive Officers acting through the general partner of KKR Associates Holdings L.P.

Carried interest, if any, from the carry pool in respect of any particular investment or fund is only paid in cash after all of the following are met: (i) a realization event has occurred (e.g., sale of a portfolio company, dividend, etc.); (ii) the vehicle has achieved positive overall investment returns since its inception, in excess of performance hurdles where applicable; and (iii) with respect to investments with a fair value below cost, cost has been returned to fund investors in an amount sufficient to reduce remaining cost to the investments' fair value. To the extent any “clawback” obligation is triggered, carried interest previously distributed by the fund would have to be returned to such fund, thereby reducing the named executive officer's overall compensation for any such year. A portion of certain carried interest payable is generally not distributed to the recipient and is instead held in escrow in order to enhance the recipient’s ability to satisfy any future clawback obligation. Because the amount of carried interest payable is directly tied to the realized performance of the underlying investments, we believe this fosters a strong alignment of interests among the investors in those funds and the named executive officers, and thus benefits our unitholders. In addition, several of our competitors use participation in carried interest as an important compensation element, and we believe that we must do the same in order to attract and retain the most qualified personnel.

Participation in our carry pool for our employees, including our named executive officers, is subject only to service-based vesting with certain exceptions, including acceleration upon death or disability. In general, the vesting for carry pool allocations for investments made during 2013 through 2017 is annual over a four-year period (other than for our Co-Chief Executive Officers). The vesting schedules for investments made prior to 2013 range from four-year vesting (with no vesting upon grant) for the most junior employees up to two-year vesting (and 50% vesting upon grant) for most senior employees. Vesting serves as an employment retention mechanism and enhances the alignment of interests between a participant in our carry pool and the firm as well as the limited partners in our investment funds. Due to their status as co-founders of our firm, our Co-Chief Executive Officers are typically completely vested in their carry pool allocations upon grant.

Other Compensation

Our Co-Chief Executive Officers are reimbursed by us for the use of a car and driver, and we pay for the compensation of certain personnel who administer personal matters for them. We believe that these benefits are appropriate in light of the time that they spend on our business, the limited compensation paid by us for their services and their unique status as co-founders of our firm. In addition, we also pay for certain tax preparation fees for our named executive officers.

Minimum Retained Ownership

While employed by us, unless waived in whole or in part, each of our named executive officers is required to hold at least 25% of the cumulative amount of KKR Holdings units that have satisfied the vesting conditions during the duration of his employment with the firm. In addition, unless waived in whole or in part, each of our named executive officers may be required, on a grant by grant basis, to hold common unit equivalents of 15% of the cumulative restricted equity units granted under the 2010 Plan that have satisfied the applicable vesting condition during the duration of his employment with the firm.

Compensation and Risk

Our compensation program includes elements that we believe discourage excessive risk-taking and align the compensation of our employees with the long- term performance of the firm. For example, other than certain equity that either immediately vested as part of the grants to all employees or our founders or that were made in exchange for the contribution of assets, in each case in connection with the consummation of the KPE Transaction in October 2009 or otherwise, a significant majority of the equity awards granted to our employees are subject to a multi-year vesting conditions, one- and two-year post-vesting transfer restriction periods and/or a minimum retained ownership requirement. Because our equity awards have multi-year vesting provisions, the actual amount of compensation realized by the recipient will be tied to the long- term performance of our Class A common stock. Pursuant to our internal policies, our employees are not permitted to buy or sell derivative securities, including for hedging purposes, or to engage in short-selling to hedge their economic risk of ownership. In addition, we only make cash payments of carried interest to our employees when profitable investments have been realized and after sufficient cash has been distributed to the investors in our funds. Moreover, the general partner of a fund is required to return carried interest distributions to the fund due to, for example, underperformance by the relevant fund subsequent to the payment of such carried interest. Accordingly, the employees would be subject to a “clawback,” i.e., be required to return carried interest payments previously made, all of which further discourages excessive risk-taking by our personnel.

Summary Compensation Table

The following table presents summary information concerning compensation that was paid for services rendered by our named executive officers during the fiscal years ended December 31, 2015, 2016 and 2017.

In 2015, 2016 and 2017, our named executive officers received distributions based on their vested KKR Holdings units or common units of KKR & Co. L.P. Because these distributions are not considered to be compensation, these distributions are not reflected as compensation in the table below. There are certain contractual arrangements we entered into with KKR Holdings at the time of the KPE Transaction in October 2009 and thereafter, including a tax receivable agreement, which relate to payments to our named executive officers that are not compensatory and are described in “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in Part II, Item 5 “Other Information” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2018. Because the grants of restricted equity units to our named executive officers as part of 2017 year-end bonus compensation were made after December 31, 2017, they do not appear in the tables below, and will appear in the tables for the year ended December 31, 2018.

Carried interest distributions to our named executive officers in respect of the carry pool for the years ended December 31, 2015, 2016 and 2017 are reflected in the All Other Compensation column in the 2017 Summary Compensation Table below.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Henry R. Kravis Co-Chief Executive Officer	2017	300,000	—		44,650,000	68,484,271	(4)	113,434,271
	2016	300,000	—		—	63,541,599		63,841,599
	2015	300,000	—		—	51,994,055		52,294,055

George R. Roberts Co-Chief Executive Officer	2017	300,000	—		44,650,000	68,761,704	(5)	113,711,704
	2016	300,000	—		—	63,637,400		63,937,400
	2015	300,000	—		—	52,064,278		52,364,278

Joseph Y. Bae Co-President and Co-Chief Operating Officer	2017	300,000	7,385,000		121,302,000	14,919,102	(6)(7)	143,906,102

Scott C. Nuttall Co-President and Co-Chief Operating Officer	2017	300,000	7,385,000		121,302,000	15,364,186	(6)(7)(9)	144,351,186

William J. Janetschek Chief Financial Officer	2017	300,000	2,747,500	(1)	967,419	6,655,362	(6)	10,670,281
	2016	300,000	2,455,000		7,813,846	5,196,063		15,764,909
	2015	300,000	2,325,000		3,676,867	2,705,105		9,006,972

David J. Sorkin General Counsel	2017	300,000	2,747,500	(1)	967,419	3,389,709	(6)	7,404,628
	2016	300,000	2,455,000		7,841,425	1,695,934		12,292,359
	2015	300,000	2,390,000		3,676,867	1,396,629		7,763,496

Todd A. Fisher Chief Administrative Officer	2017	300,000	3,500,000		—	9,014,143	(6)(8)	12,814,143
	2016	300,000	3,585,000		12,880,497	15,660,918		32,426,415
	2015	300,000	3,485,000		3,600,328	10,622,133		18,007,461
(1)	Represents distributions received by KKR Holdings with respect to unvested KKR Holdings units that have been distributed to the named executive officer as bonus. The discretionary bonus payments in 2015, 2016 and 2017 were made by KKR Holdings and accordingly were not economically borne by us.
(2)	Stock awards reflected in the table above for each year presented represent the value of the restricted equity units and KKR Holdings units granted in such reporting period. For the fiscal years ended December 31, 2015, 2016 and 2017, restricted equity units presented in such reporting periods relate to the equity portion of the prior year’s year-end bonus compensation and for the fiscal year ended December 31, 2015, also includes additional equity compensation granted for the fiscal year ended December 31, 2014, and in each case reflect the grant date fair value of restricted equity units. For the fiscal years ended December 31, 2016 and 2017, amounts relating to KKR Holdings units represent the original grant date fair value of KKR Holdings units, and for the fiscal year ended December 31, 2016, the incremental fair value of such KKR Holdings units, as of the modification in November 2016. Fair value of the restricted equity units and KKR Holdings units granted to our named executive officers and the incremental fair value relating to the modification of the KKR Holdings units are calculated in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”). See Note 12 “Equity Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for additional information about the valuation assumptions with respect to all grants reflected in this column. These amounts reflect the aggregate grant date fair values (or incremental fair values) calculated under ASC Topic 718, and may not correspond to the actual value that will be recognized by our named executive officers. See “—Grants of Plan-Based Awards in 2017” for additional information regarding the restricted equity units and KKR Holdings units, including the modification of such units.
(3)	Carried interest is presented on the basis of cash received by our named executive officers in the respective fiscal year. We believe that presenting actual cash received by our named executive officers is a more representative disclosure of their compensation than presenting accrued carried interest, because carried interest is paid only if and when there are profitable realization events relating to the underlying investments. Carried interest also includes amounts retained and allocated for distribution to the respective named executive officer, but not yet distributed to the named executive officer, which could be used to fund potential future clawback obligations if any were to arise.

(4)	Consists of $67,846,230 in cash payments of carried interest from the carry pool during 2017; $40,000 in fees for Mr. Kravis's service as a KKR-designated director on the board of directors of First Data Corporation, a KKR portfolio company, during 2017; $212,041 related to Mr. Kravis’s use of a car and driver during 2017; $361,000 related to certain personnel who administer personal matters for Mr. Kravis during 2017; and $25,000 related to tax preparation fees. SEC rules require that transportation and personnel expenses not directly and integrally related to our business be disclosed as compensation to Mr. Kravis. Because we do not separately track personnel expenses based on whether they are incurred for business or for personal reasons, 100% of the preceding costs have been reported for Mr. Kravis.
(5)	Consists of $67,846,230 in cash payments of carried interest from the carry pool during 2017; $340,318 related to Mr. Roberts’s use of a car and driver during 2017; $550,156 related to certain personnel who administer personal matters for Mr. Roberts during 2017; and $25,000 related to tax preparation fees. SEC rules require that transportation and personnel expenses not directly and integrally related to our business be disclosed as compensation to Mr. Roberts. Because we do not separately track personnel expenses based on whether they are incurred for business or personal reasons, 100% of the preceding costs have been reported for Mr. Roberts.
(6)	Consists of cash payments of carried interest from the carry pool during 2017 and $25,000 related to tax preparation fees.
(7)	Messrs. Bae and Nuttall became our named executive officers in 2017, and therefore, only their compensation information for the fiscal year ended December 31, 2017 is provided in the table.
(8)	Following his departure from KKR, Mr. Fisher is permitted to continue to make investments in our funds on a no-fee and no-carry basis. See “Certain Relationships and Related Transactions, and Director Independence—Side-By-Side and Other Investments” in our Annual Report on Form 10-K for the year ended December 31, 2017.
(9)	Includes $40,000 in fees for Mr. Nuttall's service as a KKR-designated director on the board of directors of First Data Corporation, a KKR portfolio company, during 2017.

Grants of Plan-Based Awards in 2017

The following table provides supplemental information relating to grants of equity awards in the year ended December 31, 2017 provided in our 2017 Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Henry R. Kravis	11/02/17	2,500,000	(1)	$44,650,000
George R. Roberts	11/02/17	2,500,000	(1)	$44,650,000
Joseph Y. Bae	11/02/17	4,850,000	(1)	$84,972,000
	11/02/17	4,000,000	(2)	$36,330,000
Scott C. Nuttall	11/02/17	4,850,000	(1)	$84,972,000
	11/02/17	4,000,000	(2)	$36,330,000
William J. Janetschek	02/21/17	67,463	(3)	$967,419
David J. Sorkin	02/21/17	67,463	(3)	$967,419
Todd A. Fisher	02/21/17	117,173	(3)	$—	(5)
(1)	The amounts represent KKR Holdings units allocated in the fiscal year ended December 31, 2017. Each allocation of KKR Holdings units is subject to a service-based vesting condition, which is described under the caption “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Terms of KKR Holdings Units” below.
(2)	The amounts represent restricted equity units granted under the 2010 Plan in the fiscal year ended December 31, 2017 relating to the appointment of Messrs. Bae and Nuttall as our Co-Presidents and Co-Chief Operating Officers in 2017. Each grant of restricted equity units is subject to a service-based vesting condition or a market price-based vesting condition, which is described under the caption “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Terms of Restricted Equity Units” below.
(3)	The amounts represent restricted equity units granted under the 2010 Plan in the fiscal year ended December 31, 2017 relating to the equity portion of the prior year's year-end bonus compensation. Each grant of restricted equity units is subject to a service-based vesting condition, which is described under the caption “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Terms of Restricted Equity Units” below.
(4)	The amounts represent the grant date fair value of the KKR Holdings units or restricted equity units, as applicable, as calculated in accordance with ASC Topic 718. See Note 12 “Equity Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for additional information about the valuation assumptions with respect to all grants reflected in this table. These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by our named executive officers.
(5)	All of Mr. Fisher's unvested restricted equity units were forfeited upon his departure from KKR.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Terms of KKR Holdings Units

In general, KKR Holdings units vest over a three- to five-year period from their grant date, subject to continued service through each vesting date. Following this service-based vesting, certain KKR Holdings units may also be subject to transfer restrictions and/or minimum retained ownership requirements. Unvested KKR Holdings units are not entitled to receive any distributions that are declared and received on the underlying KKR Group Partnership Units. See “—KKR Holdings.”

The KKR Holdings units granted to our Co-Chief Executive Officers in November 2017 are subject to five year service-based vesting requirements and will vest in equal annual installments beginning on October 1, 2018 and ending October 1, 2022, in each case, subject to continued service through each vesting date (including full continued vesting upon death or disability and an additional two years of vesting following retirement), and will be subject to minimum retained ownership requirements but no transfer restriction requirements. The KKR Holdings units granted to our Co-Presidents/Co-Chief Operating Officers in November 2017 are subject to five year service-based vesting requirements and will vest on October 1 of each year as follows: 10% in 2018, 15% in 2019, 20% in 2020, 25% in 2021 and 30% in 2022, in each case, subject to continued service through each vesting date (including continued vesting upon death and disability), and will be subject to minimum retained ownership and transfer restriction requirements. As of September 30, 2018, 276,583,071 outstanding KKR Holdings units have vested, constituting 91% of the KKR Holdings units outstanding.

KKR Holdings units that are subject to transfer restrictions, unless waived, may not be sold, exchanged or otherwise transferred for a specified period of time following the initial vesting date and interests in such units will remain contingently vested during that time. The transfer restriction period typically lasts for (1) one year with respect to one-half of the units vesting on the vesting date and (2) two years with respect to the other one-half of the units vesting on such vesting date. Transfer restricted units become fully vested and transferable and may be exchanged into common units at the end of the transfer restriction period if the holder is not terminated for cause and has complied with the terms of his or her confidentiality and restrictive covenant agreement during the transfer restrictions period. See “Terms of Confidentiality and Restrictive Covenant Agreements” below.

Because KKR Holdings is a partnership, all of the 335,971,334 KKR Holdings units have been legally allocated, but the allocation of 199,929 of these units has not been communicated to each respective principal as of December 31, 2017. The units whose allocation has not been communicated are subject to performance-based vesting conditions, which include: (i) whether the principal is in good standing and has adhered to our policies and rules; (ii) performance of assigned tasks and duties in an effective, efficient and diligent manner; (iii) contribution and commitment to the growth, development and profitability of KKR and our business; (iv) contribution and commitment to our management and general administration; (v) contribution and commitment to the culture, business principles, reputation and morale of KKR as a whole and the team or teams to which the principal has been assigned; and (vi) contribution and commitment to our recruiting, business development, public image and marketing efforts and the professional development of our personnel. These criteria are not sufficiently specific to constitute performance conditions for accounting purposes, and the achievement, or lack thereof, will be determined based upon the exercise of judgment by the general partner of KKR Holdings. Each principal will ultimately receive between zero and 100% of the units initially allocated. The allocation of these units has not yet been communicated to the award recipients as this was management's decision on how to best incentivize its principals. It is anticipated that additional service-based vesting conditions will be imposed at the time the allocation is initially communicated to the respective principals. We applied the guidance of ASC Topic 718 and concluded that these KKR Holdings units do not yet meet the criteria for recognition of compensation cost because neither the grant date nor the service inception date has occurred. In reaching a conclusion that the service inception date has not occurred, we considered (1) the fact that the vesting conditions are not sufficiently specific to constitute performance conditions for accounting purposes, (2) the significant judgment that can be exercised by the general partner of KKR Holdings in determining whether the vesting conditions are ultimately achieved and (3) the absence of communication to the principals of any information related to the number of units they were initially allocated. The allocation of these units will be communicated to the award recipients when the performance-based vesting conditions have been met, and currently there is no plan as to when the communication will occur. The determination as to whether the award recipients have satisfied the performance-based vesting conditions is made by the general partner of KKR Holdings, and is based on multiple factors primarily related to the award recipients’ individual performance.

While employed by our firm, our principals, including our named executive officers, are also subject to minimum retained ownership rules that require them to continuously hold at least 25% of their cumulatively vested KKR Holdings units, unless waived.

The transfer and vesting restrictions and minimum retained ownership requirements applicable to KKR Holdings units may not be enforceable in all cases and can be waived, modified or amended by KKR Holdings at any time without our consent.

The terms of the KKR Holdings units described above are distinct from equity awards issuable under the 2010 Plan or the 2019 Plan.

Terms of Restricted Equity Units

Restricted equity units are equity awards issuable under the 2010 Plan, which after vesting, may be settled for shares of our Class A common stock on a one-for-one basis (or an amount of cash equal to the fair market value of such shares of Class A common stock).

In general, restricted equity units are subject to a service-based vesting condition and vest in equal annual installments over a multi-year period (generally three to five years) from a specified date, subject to the recipient’s continued employment with us. Following this service-based vesting, certain restricted equity unit grant agreements may also subject the shares of Class A common stock delivered upon settlement of such restricted equity units to transfer restrictions and/or minimum retained ownership requirements. Unvested restricted equity units granted under the 2010 Plan are not entitled to receive dividends. Certain restricted equity unit grant agreements may also contain additional vesting requirements.

The restricted equity units granted to our Co-Presidents/Co-Chief Operating Officers in November 2017 are partly subject to service-based vesting condition and partly subject to a market price-based vesting condition. Of the 4,000,000 restricted equity units granted to each of our Co-Presidents/Co-Chief Operating Officers, 1,500,000 units are subject to five year service-based vesting requirements and will vest on October 1 of each year as follows: 10% in 2018, 15% in 2019, 20% in 2020, 25% in 2021 and 30% in 2022, in each case, subject to continued service through each vesting date (including continued vesting upon death and disability). The remaining 2,500,000 restricted equity units are subject to a market price-based vesting condition, where all of such units will vest upon the market price of our Class A common stock reaching and maintaining a closing market price of $40.00 per share for a period of ten consecutive trading days on or prior to December 31, 2022, subject to the officer’s continued service to the time of such vesting (including continued service vesting upon death and disability). These restricted equity units will be automatically forfeited upon the earlier of the officer’s termination of service (except for death or disability) and the failure of the price condition to have been met by December 31, 2022. Following vesting, the shares of Class A common stock received upon settlement of the restricted equity units will remain subject to minimum retained ownership and transfer restriction requirements.

The restricted equity units granted to Messrs. Janetschek, Sorkin and Fisher in the fiscal year ended December 31, 2017 are subject to three year service-based vesting requirements.

Class A common stock delivered upon settlement of restricted equity units that are subject to transfer restrictions, unless waived, may not be sold, exchanged or otherwise transferred for a specified period of time following the vesting date. The transfer restriction period typically lasts for (1) one year with respect to one-half of the units vesting on such vesting date and (2) two years with respect to the other one-half of the units vesting on such vesting date. Transfer-restricted shares of Class A common stock become saleable at the end of the transfer restriction period if the holder has not been terminated for cause and has not breached in any significant or intentional manner, as determined by the Administrator, the terms of his or her confidentiality and restrictive covenants contained in the grant agreement during the transfer restriction period. See “Terms of Confidentiality and Restrictive Covenant Agreements” below.

While employed by our firm, our employees, including our named executive officers, may also be subject to a minimum retained ownership requirement under the restricted equity unit grant agreement, which would obligate them to continuously hold shares of Class A common stock equivalents of 15% of their cumulatively vested restricted equity units, unless waived. From time to time, the transfer restrictions and minimum retained ownership requirements applicable to restricted equity units of certain employees, including our named executive officers, may be transferred to such employees’ KKR Holdings units, if any, so that the total units of equity subject to transfer restrictions and minimum retained ownership requirements are expected to be the same, unless waived.

Terms of Confidentiality and Restrictive Covenant Agreements

The confidentiality and restrictive covenant agreements with each of our named executive officers include prohibitions on them competing with us or soliciting our clients or employees while employed by us and during a restricted period following their departure from the firm. These agreements also require personnel to protect and use the firm's confidential information only in accordance with confidentiality restrictions set forth in the agreement.

The restricted periods for our Co-Chief Executive Officers expire two years from termination for both the prohibitions on competition with us and the prohibitions on the solicitations of our clients and employees. In cases where the Co-Chief Executive Officer is terminated involuntarily and for reasons not constituting cause, such periods are reduced to one year from termination. The restricted periods for our other named executive officers expire (1) in the case of the prohibitions on competition with us, 12 months from termination and (2) in the case of the prohibitions on the solicitation of our clients and employees, 18 months from termination. In cases where the named executive officer is terminated involuntarily and for reasons not constituting cause, such periods are reduced to 6 months and 9 months, respectively. In addition, under certain conditions the restricted periods applicable to the solicitation of our clients and employees are subject to reduction for any “garden leave” or “notice period” that an employee serves prior to termination of employment. These agreements also require that we, and our named executive officers, provide advance notice prior to termination of employment.

Our named executive officers other than our Co-Chief Executive Officers have entered into these confidentiality and restrictive covenant agreements with us through their restricted equity unit grant agreements and separately also with KKR Holdings, which is entitled to waive, modify or amend them at any time without our consent. However, because our Co-Chief Executive Officers have not received any restricted equity units, their confidentiality and restrictive covenant agreements are solely with KKR Holdings. Because KKR Holdings is the party to these agreements and not us, we may not be able to enforce them, and these agreements might be waived, modified or amended at any time without our consent.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information concerning unvested restricted equity units and KKR Holdings units for each of the named executive officers as of December 31, 2017.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Henry R. Kravis	2,500,000	(2)	$52,650,000
George R. Roberts	2,500,000	(2)	$52,650,000
Joseph Y. Bae	10,341,659	(3)	$217,795,339
Scott C. Nuttall	10,546,390	(4)	$222,106,973
William J. Janetschek	619,545	(5)	$13,047,618
David J. Sorkin	620,926	(6)	$13,076,702
Todd A. Fisher	—		—
(1)	These amounts are based on the closing market price of common units of KKR & Co. L.P. on the last trading day of the year ended December 31, 2017, of $21.06 per common unit.
(2)	Includes 2,500,000 KKR Holdings units granted to each of Messrs. Kravis and Roberts on November 2, 2017, which will vest in five equal annual installments, beginning on October 1, 2018.
(3)	Includes (i) 145,370 KKR Holdings units granted on January 28, 2015, which will vest on April 1, 2018; (ii) 52,595 KKR Holdings units granted on January 25, 2016, which will vest on April 1, 2018; (iii) 67,032 KKR Holdings units granted on December 31, 2016, which will vest on April 1, 2018; (iv) 52,596 KKR Holdings units granted on January 25, 2016, which will vest on April 1, 2019;

(v) 67,033 KKR Holdings units granted on December 31, 2016, which will vest on April 1, 2019; (vi) 67,033 KKR Holdings units granted on December 30, 2016, which will vest on April 1, 2020; (vii) 1,040,000 KKR Holdings units granted on February 25, 2016, which will vest in equal installments on May 1, 2018, May 1, 2019, May 1, 2020 and May 1, 2021; (viii) 4,850,000 KKR Holdings units granted on November 2, 2017, which will vest on October 1 of each year as follows: 10% in 2018, 15% in 2019, 20% in 2020, 25% in 2021 and 30% in 2022; and (ix) 4,000,000 restricted equity units granted on November 2, 2017, of which (a) 1,500,000 units will vest on October 1 of each year as follows: 10% in 2018, 15% in 2019, 20% in 2020, 25% in 2021 and 30% in 2022 and (b) 2,500,000 units will vest upon the market price of our Class A common stock reaching and maintaining a market price of $40.00 per share for a period of ten consecutive trading days on or prior to December 31, 2022.

(4)	Includes (i) 159,958 KKR Holdings units granted on January 28, 2015, which will vest on April 1, 2018; (ii) 48,648 KKR Holdings units granted on January 25, 2016, which will vest on April 1, 2018; (iii) 53,045 KKR Holdings units granted on December 31, 2016, which will vest on April 1, 2018; (iv) 48,649 KKR Holdings units granted on January 25, 2016, which will vest on April 1, 2019; (v) 53,045 KKR Holdings units granted on December 31, 2016, which will vest on April 1, 2019; (vi) 53,045 KKR Holdings units granted on December 30, 2016, which will vest on April 1, 2020; (vii) 1,280,000 KKR Holdings units granted on February 25, 2016, which will vest in equal installments on May 1, 2018, May 1, 2019, May 1, 2020 and May 1, 2021; (viii) 4,850,000 KKR Holdings units granted on November 2, 2017, which will vest on October 1 of each year as follows: 10% in 2018, 15% in 2019, 20% in 2020, 25% in 2021 and 30% in 2022; and (ix) 4,000,000 restricted equity units granted on November 2, 2017, of which (a) 1,500,000 units will vest on October 1 of each year as follows: 10% in 2018, 15% in 2019, 20% in 2020, 25% in 2021 and 30% in 2022 and (b) 2,500,000 units will vest upon the market price of our Class A common stock reaching and maintaining a market price of $40.00 per share for a period of ten consecutive trading days on or prior to December 31, 2022.
(5)	Includes (i) 73,597 restricted equity units granted on February 23, 2015, which will vest on April 1, 2018; (ii) 38,485 restricted equity units granted on February 23, 2016, which will vest in equal installments on April 1, 2018 and April 1, 2019; and (iii) 440,000 KKR Holdings units granted on February 25, 2016, which will vest in equal installments on May 1, 2018, May 1, 2019, May 1, 2020 and May 1, 2021; and (iv) 67,463 restricted equity units granted on February 21, 2017, which will vest in equal installments on April 1, 2018, April 1, 2019 and April 1, 2020.
(6)	Includes (i) 73,597 restricted equity units granted on February 23, 2015, which will vest on April 1, 2018; (ii) 39,866 restricted equity units granted on February 23, 2016, which will vest in equal installments on April 1, 2018 and April 1, 2019; and (iii) 440,000 KKR Holdings units granted on February 25, 2016, which will vest in equal installments on May 1, 2018, May 1, 2019, May 1, 2020 and May 1, 2021; and (iv) 67,463 restricted equity units granted on February 21, 2017, which will vest in equal installments on April 1, 2018, April 1, 2019 and April 1, 2020.

Option Exercises and Stock Vested in 2017

The following table sets forth information concerning the vesting of KKR Holdings units and restricted equity units held by each of our named executive officers during the year ended December 31, 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Henry R. Kravis	—	—
George R. Roberts	—	—
Joseph Y. Bae	496,626	$9,227,692
Scott C. Nuttall	567,267	$10,555,677
William J. Janetschek	215,750	$4,006,823
David J. Sorkin	215,960	$4,010,651
Todd A. Fisher	316,333	$5,887,351
(1)	The amounts reflected in this column represent KKR Holdings units and common units of KKR & Co. L.P. delivered upon vesting, a portion of which are subject to one- and two-year transfer restrictions upon vesting. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Terms of KKR Holdings Units” and “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Terms of Restricted Equity Units” for additional terms, including with respect to the transfer of certain restrictions from the restricted equity units to employees’ KKR Holdings units.
(2)	These amounts are based on the closing market price of common units of KKR & Co. L.P. on each respective vesting date.

Pension Benefits for 2017

We provided no pension benefits during the fiscal year ended December 31, 2017.

Nonqualified Deferred Compensation for 2017

We provided no defined contribution plan for the deferral of compensation on a basis that is not tax-qualified during the fiscal year ended December 31, 2017.

Potential Payments Upon Termination or Change in Control

Upon termination of employment, vesting generally ceases for KKR Holdings units and restricted equity units that have not vested. In addition, transfer-restricted vested KKR Holdings units and, if applicable, transfer-restricted equity units (which term includes the transfer-restricted shares of Class A common stock that may be delivered upon settlement of such restricted equity units) remain subject to transfer restrictions for one- and two-year periods, except as described below. See “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding KKR Holdings units and transfer-restricted equity units of our named executive officers.

An employee who retires after the first date on which his or her age plus years of service to KKR equals 80 (“qualified retirement”) will continue to vest in his or her unvested KKR Holdings units and restricted equity units for an additional two years following retirement, subject to compliance, if applicable, with the requirement that the holder not violate the terms and conditions of his or her confidentiality and restrictive covenants during the period in which such KKR Holdings unit or restricted equity unit, if applicable, remains transfer restricted over one-and two-year periods. None of our named executive officers had a qualified retirement in the fiscal year ended December 31, 2017.

Upon death or permanent disability, a holder of KKR Holdings units or restricted equity units becomes immediately vested in all unvested KKR Holdings units and restricted equity units, respectively, which become permitted to be exchanged after the scheduled vesting dates or will be settled on the scheduled vesting dates, respectively. In addition, upon a change in control of KKR, a holder of KKR Holdings units and restricted equity units becomes immediately vested in all unvested KKR Holdings units and restricted equity units, respectively, which become permitted to be exchanged after the scheduled vesting dates or will be settled on the scheduled vesting dates, respectively. The values of unvested KKR Holdings units and restricted equity units held by the named executive officers as of December 31, 2017 are set forth above in “Outstanding Equity Awards at 2017 Fiscal Year-End.”

Upon termination of employment, vesting generally ceases for carried interest allocations. In addition, carried interest allocations become immediately vested upon death or permanent disability.

Pay Ratio Disclosure

For the fiscal year ended December 31, 2017:

•	the median of the annual total compensation of all employees of our company (other than Messrs. Kravis and Roberts, who are our Co-Chief Executive Officers) was $265,000;
•	the annual total compensation of Messrs. Kravis and Roberts were $113,434,271 and $113,711,704, respectively; and
•	the ratio of the annual total compensation of our Co-Chief Executive Officers to the median of the annual total compensation of all other employees was 429 to 1 (which includes the special allocation of KKR Holdings units to each of our Co-Chief Executive Officers in 2017, as described in “-Compensation Elements-Year-end Bonus Compensation”).

To identify the median employee for the purpose of providing the information above, we examined the compensation of all our employees (other than our Co-Chief Executive Officers) as of December 31, 2017 using, based on our payroll records, a consistently applied compensation measure consisting of such employees' annual salary, annual cash bonus, actual overtime, carried interest payouts and equity granted. Employees on unpaid leave of absence, employees who gave notice of departure and were not part of the regular year-end compensation process, and certain employees who joined us in connection with an acquisition consummated in 2017 were excluded from the calculation. Compensation of employees who were employed for less than the full year of 2017 were annualized, if they were part of the regular year-end compensation process. We reviewed all compensation in U.S. dollars, using the relevant exchange rate for any compensation paid in other currencies. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our principal executive officers as set forth in “—Summary Compensation Table—2017 Summary Compensation Table.” As noted in “—Compensation Elements—Year-end Bonus Compensation,” Messrs. Kravis and Roberts did not receive any year-end bonus compensation in 2017, and the distributions payable with respect to their vested KKR Holdings units are not considered compensation and accordingly are not included in the pay ratio calculation above.

Director Compensation

We limit compensation for service on the Board to the independent directors. In 2017, each independent director received (1) an annual cash retainer of $75,000, (2) an additional annual cash retainer of $15,000 if such independent director is a member of the nominating and corporate governance committee, (3) an additional annual cash retainer of $25,000 if such independent director is a member of the audit committee and (4) an additional annual cash retainer of $25,000 if such independent director serves as the chairman of the audit committee. Cash retainers are pro-rated if, during the fiscal year, a director joins or resigns from the Board, a director joins or resigns from a committee or the amount of a retainer is increased or decreased. In addition, on October 27, 2017, 7,372 restricted equity units were granted to each independent director pursuant to the 2010 Plan. The 2017 compensation of independent directors serving during 2017 is displayed in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David C. Drummond	75,000	150,000	225,000
Joseph A. Grundfest	125,000	150,000	275,000
John B. Hess	75,000	150,000	225,000
Patricia F. Russo	75,000	150,000	225,000
Thomas M. Schoewe	100,000	150,000	250,000
Robert W. Scully	115,000	150,000	265,000
(1)	Represents the aggregate grant date fair value of restricted equity units granted to each of the independent directors during the year ended December 31, 2017 as calculated in accordance with ASC Topic 718. See Note 12 “Equity Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for additional information about the valuation assumptions with respect to all grants reflected in this column. These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the independent directors.

The following table details grants of restricted equity units to each independent director in the fiscal year ended December 31, 2017. The table includes the grant date and grant date fair value of 2017 restricted equity units and the aggregate number of unvested restricted equity units as of December 31, 2017 owned by each independent director who served as a director during the year ended December 31, 2017:

Name	Grant Date(1)	Stock Awards (#)	Grant Date Fair Value ($)(2)	Total Number of Unvested Restricted Equity Awards on December 31, 2017 (#)
David C. Drummond	10/27/2017	7,372	150,000	7,372
Joseph A. Grundfest	10/27/2017	7,372	150,000	7,372
John B. Hess	10/27/2017	7,372	150,000	7,372
Patricia F. Russo	10/27/2017	7,372	150,000	7,372
Thomas M. Schoewe	10/27/2017	7,372	150,000	7,372
Robert W. Scully	10/27/2017	7,372	150,000	7,372
(1)	The restricted equity awards were granted on October 27, 2017 and vest on October 1, 2018, subject to the grantee's continued service through the vesting date.
(2)	This column represents the grant date fair value of restricted equity units granted to each of the independent directors during the year ended December 31, 2017 as calculated in accordance with ASC Topic 718. These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the independent directors.

Compensation Committee Interlocks and Insider Participation

Because we were a limited partnership in 2017, the Board was not required by NYSE rules to establish a compensation committee. Our founders, Messrs. Kravis and Roberts, serve as Co-Chairmen of the Board and participated in discussions regarding executive compensation.

Compensation Committee Report

The Board does not have a compensation committee. The members of the entire Board serving at the time the Compensation Discussion and Analysis was originally included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussion, the Board has determined that the Compensation Discussion and Analysis should be included in this Proxy Statement.

Henry R. Kravis
George R. Roberts
Joseph Y. Bae
Scott C. Nuttall
David C. Drummond
Joseph A. Grundfest
John B. Hess
Patricia F. Russo
Thomas M. Schoewe
Robert W. Scully

Securities Authorized for Issuance under Equity Compensation Plans

The table set forth below provides information concerning the awards that may be issued under our 2010 Plan as of December 31, 2017.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)(2)
Equity Compensation Plans Approved by Security Holders	51,475,176	—	27,313,068
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	51,475,176	—	27,313,068
(1)	Reflects the aggregate number of restricted equity units granted under our 2010 Plan and outstanding as of December 31, 2017.
(2)	The aggregate number of shares of Class A common stock covered by our 2010 Plan is increased on the first day of each fiscal year during its term by a number of shares equal to the positive difference, if any, of (a) 15% of the aggregate number of shares of Class A common stock outstanding (on a fully diluted and exchanged basis) on the last day of the immediately preceding fiscal year minus (b) the aggregate number of shares of Class A common stock initially available for issuance under our 2010 Plan, as previously adjusted (unless the Administrator should decide to increase the number of common units covered by the plan by a lesser amount).

OTHER BUSINESS

Under Delaware law, only those matters specified in the notice of any special meeting of stockholders may be transacted at such meeting. Accordingly, the Equity Plan Proposal is the only matter that will be brought before the Special Meeting.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

The Class B common stock held by KKR Management LLC is the only class of common stock entitled to vote at a meeting of stockholders (or to take similar action by written consent) in the election of directors and generally with respect to all other matters submitted to a vote of stockholders, except as provided in the Company’s Certificate of Incorporation and Bylaws and under the Delaware General Corporation Law (the “DGCL”) and the rules of the NYSE. Holders of Class A common stock and Class C common stock generally have no voting rights, except as provided in the Company’s Certificate of Incorporation and Bylaws and under the DGCL and the rules of the NYSE. As a result, holders of Class A common stock and Class C common stock are generally not entitled to submit shareholder proposals for inclusion in a proxy statement for our annual meetings or to propose matters outside of such a proxy statement, as they are generally not entitled to vote on matters to be presented at our annual meeting, if any, and we do not currently anticipate soliciting proxies to vote on any matter to be presented at our annual meetings.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call 800-542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement by contacting our Investor Relations department at 877-610-4910 or investor-relations@kkr.com or writing to KKR & Co. Inc., 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: Investor Relations Department.

Appendix A

KKR & CO. INC.
2019 EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

This KKR & Co. Inc. 2019 Equity Incentive Plan (the “Plan”) is designed to promote the long term financial interests and growth of KKR & Co. Inc., a Delaware corporation (the “Corporation”), and its Affiliates by (i) attracting and retaining directors, officers, employees, consultants or other service providers of the Corporation or any of its Affiliates and (ii) aligning the interests of such individuals with those of the Corporation and its Affiliates by providing them with equity-based awards based on shares of Class A Common Stock, $0.01 par value per share, of the Corporation (the “Class A Common Stock”).

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)   Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)   Administrator: The Board or a committee, or a subcommittee, thereof to whom authority to administer the Plan has been delegated by the Board.

(c)   Affiliate: With respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common control with such specified Person. As used herein, the term “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(d)   Award: Individually or collectively, any Option, Stock Appreciation Right, or Other Stock-Based Awards based on or relating to the Class A Common Stock issuable under the Plan.

(e)   Board: The board of directors of the Corporation.

(f)   Change in Control: Except as otherwise set forth in any applicable Award agreement, (i) the occurrence of any Person, other than KKR Management LLC or a Person approved by KKR Management LLC, becoming the Class B Stockholder (as defined in the Certificate of Incorporation of the Corporation), (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or more series of related transactions of all or substantially all of the combined assets of the Group Partnerships taken as a whole to any Person other than a Permitted Person, (iii) the consummation of any transaction or a series of related transactions (including any merger or consolidation) that results in any Person (other than a Permitted Person) becoming the beneficial owner of a majority of the controlling interests in any one or more Group Partnerships that together hold all or substantially all of the combined assets of the Group Partnerships taken as a whole, or (iv) the occurrence of any other event as determined by the Board to constitute a Change in Control. Solely for the purpose of this definition, the term “Person” shall have the meaning given to such term under Section 13(d)(3) of the Act or any successor provision thereto; and for purposes of the Plan, the term “beneficial owner” shall have the meaning given to such term under Rule 13d-3 promulgated under the Act or any successor provision thereto, and the combined assets of the Group Partnerships shall exclude the portion of any such assets that are allocable to holders of any non-controlling interests in any consolidated subsidiaries.

(g)   Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)   Effective Date: The date on which the stockholders of the Corporation approve the Plan, or such later date as is designated by the Board.

(i)   Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Corporation or any of its Affiliates, (ii) a Participant’s services as a consultant, partner or other service provider, if the Participant is consultant to, partner of, or other service provider for the Corporation or of any of its Affiliates, and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(j)   Fair Market Value: Of a share of Class A Common Stock on any given date means (i) the closing sale price per share of Class A Common Stock on the New York Stock Exchange or The NASDAQ Stock Market (a “U.S. Exchange”) on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if Class A Common Stock is not listed for trading on a U.S. Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to the Act on which the Class A Common Stock is listed, (iii) if Class A Common Stock is not so listed on a U.S. Exchange, the last quoted bid price for Class A Common Stock on that date in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or (iv) if Class A Common Stock is not so quoted by OTC Markets Group Inc. or a similar organization, the average of the mid-point of the last bid and ask prices for Class A Common Stock on that date from a nationally recognized independent investment banking firm selected by the Administrator for this purpose.

(k)   Group Partnerships: KKR Management Holdings L.P., a Delaware limited partnership, KKR Fund Holdings L.P., a Cayman Island exempted limited partnership, and KKR International Holdings L.P., a Cayman Island exempted limited partnership, along with each of their successor and any other partnership designated in the future as a “Group Partnership” by the Corporation.

(l)   Group Partnership Unit: Collectively, one “Class A” partner interest of each of the Group Partnerships.

(m)   KKR Group: The Group Partnerships, the direct and indirect parents of the Group Partnerships (the “Parents”), any direct or indirect subsidiaries of the Parents or the Group Partnerships, the general partner or similar controlling entities of any investment fund or vehicle that is managed, advised or sponsored by any member of the KKR Group (the “Funds”) and any other entity through which any of the foregoing directly or indirectly conducts its business, but shall exclude any portfolio company in which a Fund owns an interest as an investor.

(n)   KKR Management LLC: KKR Management LLC, a Delaware limited liability company, or its successor, which as of the Effective Date, is the sole holder of Class B common stock of the Corporation.

(o)   Option: An option to purchase Class A Common Stock granted pursuant to Section 6 of the Plan.

(p)   Option Price: The purchase price per share of Class A Common Stock of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)   Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(r)   Participant: A director, officer, employee, consultant, partner or other service provider of the Corporation or of any of its Affiliates who is selected by the Administrator to participate in the Plan.

(s)   Permitted Person: The term “Permitted Person” means (i) an individual who (a) is an executive or employee of the KKR Group, (b) devotes substantially all of his or her business and professional time to the activities of the KKR Group and (c) did not become an executive or employee of the KKR Group or begin devoting substantially all of his or her business and professional time to the activities of the KKR Group in contemplation of a Change in Control or (ii) any Person in which any one or more such individuals directly or indirectly holds a majority of the controlling interests.

(t)   Person: Any individual, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

(u)   Prior Plan: The Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan.

(v)   Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

3.	Class A Common Stock Subject to the Plan

(a)   General. Subject to Section 9 hereof, the total number of shares of Class A Common Stock which shall be available for issuance in respect of outstanding Awards and the grant of future Awards, in each case, under the Plan (the “Plan Amount”) shall be, as of the Effective Date, a number of shares of Class A Common Stock equal to fifteen percent (15%) of the aggregate of the shares of Class A Common Stock and Group Partnership Units (excluding Group Partnership Units held by the Corporation or its wholly-owned subsidiaries) outstanding at the close of business on the last day of the last completed fiscal quarter of the Corporation immediately preceding the Effective Date. Notwithstanding the foregoing, beginning with the first fiscal year of the Corporation commencing after the Effective Date and continuing with each subsequent fiscal year of the Corporation occurring thereafter, the Plan Amount will be increased, on the first day of each fiscal year of the Corporation occurring during the term of the Plan, by a number of shares of Class A Common Stock equal to the positive difference, if any, of (x) 15% of the aggregate number of shares of Class A Common Stock and Group Partnership Units (excluding Group Partnership Units held by the Corporation or its wholly-owned subsidiaries) outstanding at the close of business on the last day of the immediately preceding fiscal year of the Corporation minus (y) the Plan Amount as of such date, unless the Administrator should decide to increase the Plan Amount by a lesser amount on any such date. The issuance of shares of Class A Common Stock or the payment of cash upon the exercise of an Award or in consideration of the settlement, cancellation or termination of an Award shall reduce the Plan Amount (with any Awards settled in cash reducing the Plan Amount by the number of shares of Class A Common Stock determined by dividing the cash amount to be paid thereunder by the Fair Market Value of one share of Class A Common Stock on the date of payment). Shares of Class A Common Stock which are subject to Awards which are cancelled, forfeited, terminated or otherwise expired by their terms without the payment of consideration, and shares of Class A Common Stock which are used to pay the exercise price of any Award, shall remain in the Plan Amount and may be granted again as Awards under the Plan. Shares of Class A Common Stock which are subject to Awards other than Options or Stock Appreciation Rights which are withheld to pay tax withholding obligations will be deemed not to have been delivered, will remain in the Plan Amount, and will be available for further Awards under the Plan.

(b)   Substitute Awards. Awards may, in the discretion of the Administrator, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by any entity acquired by the Corporation or with which the Corporation combines. The number of shares of Class A Common Stock underlying such substitute awards shall be counted against the Plan Amount.

4.	Administration

(a)   Administration and Delegation. The Plan shall be administered by the Administrator. The Administrator may delegate some or all of its authority and duties, including its authority to grant Awards, under the Plan to any employee or group of employees of the Corporation or of any Affiliate of the Corporation; provided that such delegation and grants are consistent with applicable law and guidelines, if any, established by the Board or the Administrator (or both) from time to time. The Administrator may allocate the day-to-day administration of the Plan to any employee or group of employees of the Corporation or any of its Affiliates or any third-party stock plan administrator. Notwithstanding any such delegation or allocation, the Board or Administrator may act as Administrator at any time and any such delegation or allocation may be revoked by the Board or Administrator at any time.

(b)   Interpretation; Corrections; Final and Binding Decisions. The Administrator is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or Award agreement in the manner and to the extent the Administrator deems necessary or desirable, without the consent of any Participant. Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries and successors).

(c)   Establishment of Award Terms. The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

(d)   Payment of Taxes Due. The Administrator shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. To the extent that such withholding arises in connection with the settlement of an Award with Class A Common Stock, the Administrator may, in its sole discretion, cause such payments to be funded by reducing the Class A Common Stock delivered upon settlement by an amount of Class A Common Stock having a Fair Market Value equal to the amount of payments that would then be due (and if an Award is settled in cash, the Administrator may withhold cash in respect to such taxes due). The Administrator shall establish the manner in which any such tax obligation may be satisfied by the Participant.

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be non-qualified options for federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Administrator shall determine:

(a)   Option Price. The Option Price per share of Class A Common Stock shall be determined by the Administrator, provided that, solely for the purposes of an Option granted under the Plan to a Participant who is a U.S. taxpayer, in no event will the Option Price be less than 100% of the Fair Market Value on the date an Option is granted.

(b)   Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)   Exercise of Options.

(i)   Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the shares of Class A Common Stock for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Corporation and, if applicable, the date payment is received by the Corporation pursuant to clauses (A), (B), (C) or (D) in the following sentence.

(ii)   The Option Price for share of the Class A Common Stock as to which an Option is exercised shall be paid to the Corporation, and in the manner designated by the Administrator, pursuant to one or more of the following methods: (A) in cash or its equivalent (e.g., by personal check); (B) in Class A Common Stock having a Fair Market Value equal to the aggregate Option Price for the shares of Class A Common Stock being purchased and satisfying such other requirements as may be imposed by the Administrator; provided that such Class A Common Stock have been held by the Participant for such period as may be established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles; (C) partly in cash and partly in such Class A Common Stock; (D) if there is a public market for the Class A Common Stock at such time, through the delivery of irrevocable instructions to a broker to sell Class A Common Stock obtained upon the exercise of the Option and to deliver promptly to the Corporation an amount out of the proceeds of such sale equal to the aggregate Option Price for the Class A Common Stock being purchased, or (E) to the extent permitted by the Administrator, through net settlement in Class A Common Stock.

(iii)   To the extent compliant with applicable laws, no Participant shall have any rights to distributions or other rights of a holder with respect to Class A Common Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full the Option Price for such Class A Common Stock and, if applicable, has satisfied any other conditions imposed by the Administrator pursuant to the Plan.

(d)   Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Class A Common Stock, the Participant may, subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such Class A Common Stock, in which case the Corporation shall treat the Option as exercised without further payment and shall withhold such number of shares of Class A Common Stock from the Class A Common Stock acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Stock Appreciation Rights

(a)   Grants. The Administrator may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of shares of Class A Common Stock covered by an Option (or such lesser number of shares of Class A Common Stock as the Administrator may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)   Exercise Price. The exercise price per share of Class A Common Stock of a Stock Appreciation Right shall be an amount determined by the Administrator; provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; provided, further that, solely for the purposes of a Stock Appreciation Right granted under the Plan to a Participant who is a U.S. taxpayer, in the case of a Stock Appreciation Right that was not granted in conjunction with an Option, the exercise price per Stock Appreciation Right shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)   Terms of Grant: Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Class A Common Stock over (B) the exercise price per share of Class A Common Stock, times (ii) the number of shares of Class A Common Stock covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Corporation the unexercised Option, or any portion thereof, and to receive from the Corporation in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Class A Common Stock over (B) the Option Price per share of Class A Common Stock, times (ii) the number of shares of Class A Common Stock covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Class A Common Stock or in cash, or partly in Class A Common Stock and partly in cash (any such Class A Common Stock valued at such Fair Market Value), all as shall be determined by the Administrator.

(d)   Exercisability: Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Corporation of written notice of exercise stating the number of shares of Class A Common Stock with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Corporation shall be the exercise date. The Administrator, in its sole discretion, may determine that no fractional Class A Common Stock will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for the fractional Class A Common Stock and the number of shares of Class A Common Stock to be delivered will be rounded downward to the next whole share of Class A Common Stock.

(e)   Limitations. The Administrator may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8.	Other Stock-Based Awards

The Administrator, in its sole discretion, may grant or sell Awards of Class A Common Stock, restricted Class A Common Stock, deferred restricted Class A Common Stock, phantom restricted Class A Common Stock or other Class A Common Stock-based awards (including, but not limited to, restricted stock units) based in whole or in part on the Fair Market Value of the Class A Common Stock (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Administrator shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A Common Stock (or the equivalent cash value of such Class A Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Administrator shall determine to whom and when Other Stock-Based Awards will be made, the number of shares of Class A Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Class A Common Stock, or other assets or a combination of cash, Class A Common Stock and other assets; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Class A Common Stock so awarded and issued shall be fully paid and non-assessable).

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)   Equity Restructurings. In the event of any extraordinary Class A Common Stock distribution or split, recapitalization, rights offering, split-up or spin-off or any other event that constitutes an “equity restructuring” (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718) with respect to the Class A Common Stock, the Administrator shall, in the manner determined appropriate or desirable by the Administrator and without liability to any person, adjust any or all of (i) the number of shares of Class A Common Stock or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, and (ii) the terms of outstanding Awards, including, but not limited to (A) the number of shares of Class A Common Stock or other securities of the Corporation (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Option Price or exercise price of any Option or Stock Appreciation Right and (C) any performance targets or other applicable terms.

(b)   Mergers, Reorganizations and Other Corporate Transactions. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Class A Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase Class A Common Stock or other securities of the Corporation, or other similar corporate transaction or event that affects the Class A Common Stock such that an adjustment is determined by the Administrator in its discretion to be appropriate or desirable, the Administrator in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable as to (i) the number of shares of Class A Common Stock or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, and (ii) the terms of any outstanding Award, including (A) the number of shares of Class A Common Stock or other securities of the Corporation (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Option Price or exercise price of any Option or Stock Appreciation Right and (C) any performance targets or other applicable terms.

(c)   Change in Control. In the event of a Change in Control after the Effective Date, (i) if determined by the Administrator in the applicable Award agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (ii) the Administrator may (subject to Sections 16 and 18), but shall not be obligated to: (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award; (B) cancel such Awards for fair value (as determined in the sole discretion of the Administrator) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Class A Common Stock subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Class A Common Stock subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights; (C) provide that any Options or Stock Appreciation Right having an exercise price per share of Class A Common Stock that is greater than the per share value of the consideration to be paid in the Change in Control transaction to a holder of a share of Class A Common Stock shall be cancelled without payment of any consideration therefor; (D) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Administrator in its sole discretion; or (E) provide that for a period of at least 15 days prior to the Change in Control, such Options or Stock Appreciation Rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Corporation or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Corporation’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award (including as a result of recurring prior Award), and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. No Award shall constitute compensation for purposes of determining any benefits under any benefit plan. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

Unless otherwise determined or approved by the Administrator, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Any transfer or assignment in violation of the prior sentence shall be null and void. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination

(a)   General. The Board may amend, alter or discontinue the Plan or any outstanding Award, but no amendment, alteration or discontinuation shall be made, without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Administrator may without the Participant’s consent (a) amend the Plan or any outstanding Award in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Corporation or to Participants as provided in Section 14 and Section 18 below), and (b) amend any outstanding Awards in a manner that is not adverse (other than in a de minimis manner) to a Participant, except as otherwise may be permitted pursuant to Section 9 hereof or as is otherwise contemplated pursuant to the terms of the Award, without the Participant’s consent.

14.	International Participants

With respect to Participants who reside or work outside the United States of America, the Administrator may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Corporation or an Affiliate.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the law of the State of New York without giving effect to any otherwise governing principles of conflicts of law that would apply the laws of another jurisdiction.

16.	Notices

Except as otherwise provided in the Plan, any written notice required or permitted under the Plan may be delivered electronically, including, without limitation, delivery by means of e-mail delivery or e-mail notification that a notice is available on a website.

17.	Other Laws; Restrictions on Transfer of Class A Common Stock

The Administrator may refuse to issue or transfer any Class A Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Class A Common Stock or such other consideration might violate any applicable law or regulation or entitle the Corporation to recover profits under Section 16(b) of the Act, as amended, and any payment tendered to the Corporation by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Corporation, and no such offer shall be outstanding, unless and until the Administrator in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the United States federal and any other applicable securities laws.

18.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

19.	Section 409A

To the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding other provisions of the Plan or any Award agreements issued thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, consistent with the provisions of Section 13(a) above, the Corporation may take whatever actions the Administrator determines necessary or appropriate to comply with, or exempt the Plan and Award agreement from the requirements of Section 409A of the Code and related Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date including, without limitation, (a) adopting such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) taking such other actions as the Administrator determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code, which action may include, but is not limited to, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A of the Code until the first day following the six-month period beginning on the date of the Participant’s termination of Employment. The Corporation shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided that neither the Corporation, the Administrator nor any employee, director or representative of the Corporation or of any of its Affiliates shall have any liability to Participants with respect to this Section 18.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on January 27, 2019. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on January 27, 2019. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to KKR & Co. Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E53054-S78348

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KKR & CO. INC.

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
1.	Approve the KKR & Co. Inc. 2019 Equity Incentive Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E53055-S78348

KKR & CO. INC.
Special Meeting of Stockholders
January 28, 2019 9:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Henry Kravis, George Roberts, Joseph Bae, Scott Nuttall, William Janetschek, David Sorkin and Christopher Lee, and each of them, with power to act without the other and with power of substitution or resubstitution as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on this proxy, all the shares of KKR & Co. Inc. Class A common stock held of record by the undersigned at the close of business on December 5, 2018, at the Special Meeting of Stockholders to be held on January 28, 2019 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THE SHARES OF CLASS A COMMON STOCK WILL BE VOTED FOR PROPOSAL 1.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on January 27, 2019. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on January 27, 2019. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to KKR & Co. Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E53056-S78348 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KKR & CO. INC.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. Approve the KKR & Co. Inc. 2019 Equity Incentive Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E53057-S78348

KKR & CO. INC.
Special Meeting of Stockholders
January 28, 2019 9:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Henry Kravis, George Roberts, Joseph Bae, Scott Nuttall, William Janetschek, David Sorkin and Christopher Lee, and each of them, with power to act without the other and with power of substitution or resubstitution as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on this proxy, all the shares of KKR & Co. Inc. Class C common stock held of record by the undersigned at the close of business on December 5, 2018, at the Special Meeting of Stockholders to be held on January 28, 2019 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THE SHARES OF CLASS C COMMON STOCK WILL BE VOTED FOR PROPOSAL 1.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side